Exhibit 99.2
The Redwood Review
4th Quarter 2005

CONTENTS

INTRODUCTION		3

SHAREHOLDER LETTER		4

ABOUT REDWOOD TRUST		7

BUSINESS GROUP DISCUSSIONS

▶	Residential Group	11

▶	Commercial Group	14

▶	CDO Group	16

FINANCIAL REVIEW

▶	Finance Group Overview	18

▶	GAAP Earnings	20

▶	Core Earnings	21

▶	Total Taxable Income	22

▶	Core Taxable Income	23

▶	REIT Taxable Income	24

▶	Book Value per Share	25

▶	Return on Equity	27

▶	Discounts and Reserves	29

▶	Dividends	31

APPENDIX

▶	Glossary	32

▶	Financial Tables	36

The Redwood Review — 4th Quarter 2005

2

INTRODUCTION
The Redwood Review
This is our first Redwood Review. By publishing this Review on a quarterly basis, we hope to provide useful information that is accessible to shareholders seeking to learn more about our company and business.
We file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission. Those filings and our quarterly earnings press releases provide information about our financial results from the perspective of Generally Accepted Accounting Principles (“GAAP”). These documents are available on our web site. We urge you to study them, as there is much to learn about Redwood Trust there.
In the Redwood Review, you have the opportunity to learn more about Redwood Trust through a discussion of GAAP results and also a discussion of tax results and non-GAAP measures. You will first find a quarterly shareholder letter and then a background section on Redwood Trust that highlights the key aspects of our business. Following that is a discussion of current trends within each of the business groups that comprise Redwood Trust, a review of various financial indicators for our business, a glossary explaining some of the specialized terms we use, and then the tables that we formerly published as the “Quarterly Financial Supplement.”
We expect that the form and content of the Redwood Review will evolve over time. We welcome your input during this process.
On a basic level, our primary business — assuming the credit risk of securitized residential and commercial real estate loans — is not that difficult to understand. The details and business metrics, however, can get complicated. We hope that this Review provides some insight and serves as a useful tool for better understanding your investment in Redwood Trust.
CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipated,” “estimated,” “should,” “expect,” “believe,” ”intend,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Annual Report on Form 10-K under Item 1A “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-Q and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned, discussed in, or incorporated by reference into this Review might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Redwood Review — 4th Quarter 2005	3

SHAREHOLDER LETTER
Fourth Quarter 2005
Dear Shareholders:
During the fourth quarter of 2005, we largely completed the asset sales program that we started mid-year. In total, we sold 40% of the residential credit-enhancement securities (“CES”) that we owned at Redwood as permanent assets. We sold primarily single B-rated (second-loss) securities while retaining most of our unrated first-loss credit-enhancement securities. This allowed us to substantially reduce our overall level of residential credit risk while also retaining the assets that could produce the highest economic gains should credit conditions for residential real estate continue to be favorable.
Our remaining residential credit-enhancement securities permanent asset portfolio of $330 million at December 31, 2005 is concentrated in first-loss securities that credit-enhance loans originated in 2003 and 2004. The $184 billion of underlying residential loans continue to produce superb credit results. Delinquencies have risen this quarter, although they remain at low levels. Normal seasoning patterns and hurricane damage account for most of the increase. We believe the slowing housing market has had little effect yet on our delinquency ratios. Credit losses continue to be very low — under one basis point (0.01%) per year.
Rising housing prices over the last few years have made it less likely that we will suffer credit losses from the residential loans underlying these securities. Even if housing markets deteriorate somewhat going forward, these securities could potentially generate high returns for us. If so, they could provide strong support for our earnings results in 2007, 2008, and 2009.
If real estate loan credit losses were to increase dramatically, as some predict, much of our investment in these securities could be lost. However, there would be no call on our capital from our credit-enhancement business. The credit guarantees we have made are limited and our maximum loss is equal to the investment we have already made. Furthermore, we do not leverage our investment in credit-enhancement securities. That is, we do not use debt to fund those investments. If the worst case happens, our strong balance sheet will be an asset.
Our asset sale program left us at year-end with $189 million of excess cash available to invest in new business. How to employ this capital, and when, are the primary short-term tactical decisions we are facing today.
We are not going to be in a hurry to invest our excess capital. While we remain optimistic about the long-term performance of the housing markets, we are starting to see numerous signs of weakness in the housing markets today. We believe that a weakening of the housing market would, if it continues, likely bring us excellent asset acquisition opportunities over the next few years. Our goal is to maintain cash balances to take advantage of these future opportunities. When liquidity dries up in the capital markets, that is when cash is the most valuable. Furthermore, from a risk perspective, we believe it is prudent to wait until some of the present uncertainties about the housing markets are cleared up before we commit all of our shareholders’ cash to new investments.
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The Redwood Review — 4th Quarter 2005	4

SHAREHOLDER LETTER
Fourth Quarter 2005 (continued)
Our current plan, which is subject to change, is to invest our excess capital steadily over the next two to three years. Carrying excess capital will not help earnings in 2006, although we still expect to generate an acceptable return on equity (and declare regular dividends plus a special dividend) in 2006.
We are continuing to build our business of credit-enhancing securitized commercial real estate loans. Commercial real estate properties as a whole continue to improve their cash flows and valuations. Due to the level of competition in commercial credit-enhancement, and due to weakening commercial loan origination standards, the prospective returns from commercial credit-enhancement securities at the moment are acceptable, but not overwhelming. We will continue to develop this business as part of our long-term growth and diversification strategy, and are pleased with our accomplishments to date in this area.
The market for sponsoring collateralized debt obligation (“CDO”) securitizations continues to be attractive, although it is has become more volatile. We expect to continue sponsoring Acacia CDO transactions during 2006. After Acacia completes each securitization, we expect to acquire and invest in all or a portion of the CDO equity securities created in these transactions. We expect that these will be attractive long-term permanent assets.
We believe that the CDO business is a fertile area for innovation. In 2005, we sponsored our first predominately commercial real estate CDO. We also incorporated synthetic assets in Acacia’s asset pools for the first time. Over the next few years, we expect our CDO sponsorship business to grow and evolve in interesting new ways, and continue to generate attractive new permanent asset investments and asset management fees.
Our residential mortgage conduit’s loan securitization business is in transition. In 2004 and prior years, we generated attractive levels of economic gains (gain on sale through securitization) by acquiring high-quality one- and six-month LIBOR adjustable-rate residential loans from originators, selling the loans to Sequoia securitization entities, and then sponsoring Sequoia securitizations of these loans. In today’s flat to inverted yield curve environment, however, LIBOR-indexed adjustable-rate loans (“ARMs”) are not an attractive option for homeowners. Origination volumes of this product have decreased dramatically. In addition, several Wall Street firms and others have entered the residential conduit business, thereby increasing competition and reducing economic gain-on-sale opportunities from securitization.
We are responding to these changes by broadening our residential conduit’s product line (both in terms of product type and loan quality characteristics) and by expanding our mortgage originator customer base. We are focusing on market areas and relationships where we believe we have, or can develop, a competitive advantage. We expect our residential conduit business to break-even economically this year (while also not absorbing much capital). Even at breakeven levels, our residential conduit brings multiple benefits to our business as a whole and is an excellent source of assets for us to invest in. In the longer term, we expect the residential conduit to develop in a manner that will once again generate attractive returns for our shareholders.
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The Redwood Review — 4th Quarter 2005	5

SHAREHOLDER LETTER
Fourth Quarter 2005 (continued)
We continue to be large and active investors in the market for residential credit-enhancement securities created by others, and we continue to allocate the greater part of our capital to these assets. In the fourth quarter, we took advantage of some excellent acquisition opportunities. Acquisition pricing for some new assets improved, in part due to seasonal trends (as a result of supply/demand trends, the fourth quarter is usually a good time to buy assets) and also due to concerns about the housing markets.
In the fourth quarter, we continued to acquire credit-enhancement securities backed by negative amortization ARMs made to high-quality residential borrowers. Even though most of these loans are made to high-quality borrowers who make substantial down payments and do not need a negative amortization feature in order to afford their home, we still expect significantly higher delinquencies and losses from these loans compared to regular amortizing loans. Nevertheless, we believe we have a good chance of generating attractive risk-adjusted returns on these investments as a result of the way the securitizations of these riskier loan types are structured and because of attractive acquisition pricing for these credit-enhancement securities. Although seemingly attractive, there is substantial uncertainty about the future performance of these assets. As a result, we will limit our overall investment in these credit-enhancement securities.
As is usually the case following year-end, new asset acquisition pricing has firmed in the first quarter of 2006. If there is an underlying trend towards wider spreads and more attractive asset acquisition pricing, we are not likely to see evidence of it until the second half of 2006.
In sum, we are very comfortable with our current asset base. We are looking forward to seeing what kind of returns we can generate from managing these assets over the next few years. We expect to have excellent asset acquisition opportunities in the years ahead, and we have the cash available to take advantage of these opportunities. We believe our core business has good long-term growth potential. Furthermore, our business continues to evolve and develop in interesting ways that could add to our returns over time.
As always, we appreciate your support of Redwood Trust and look forward to our continued relationship.
Yours truly,

George E. Bull, III	Douglas B. Hansen
Chairman and CEO	President

The Redwood Review — 4th Quarter 2005	6

ABOUT REDWOOD TRUST
Interesting Things About RWT
1.	We are an entrepreneurial specialty finance company.
Our vision when we started Redwood Trust in 1994 was to create a company that is more efficient than banks, thrifts, and other financial institutions at owning, credit-enhancing, securitizing, and financing residential and commercial real estate loans.
Over time, we intend to build a variety of related and integrated specialty finance businesses in areas where we believe we can develop a competitive advantage.
For tax purposes, we are structured as a real estate investment trust (“REIT”). We also conduct business in our taxable non-REIT subsidiaries.
2.	Our primary business activity is credit-enhancing securitized residential and commercial real estate loans.
Historically, money lent to homeowners and property owners came from bank deposits. Today, a growing percentage of money sourced to fund loans comes from capital markets investors who buy mortgage-backed securities — fixed income securities backed by a pool of real estate loans.
Most of these investors want to buy AAA-rated or other investment-grade mortgage-backed securities that do not have a significant risk of loss if an underlying real estate loan defaults. Someone else has to assume the risk. Redwood Trust is a specialist in evaluating and managing real estate loan credit, and our core business is assuming the risk of loan default for securitized loans. Because Redwood Trust partially credit-enhances (or “guarantees”) these securitized loans, the risk of credit loss is reduced for capital markets investors in mortgage-backed securities. As a credit-enhancer, we are exposed to real estate credit risk on many loans, but we also have the ability to produce strong financial results if the real estate loans we credit-enhance perform well.
3.	We credit-enhance loans primarily by acquiring and owning first- and second-loss credit-enhancement securities.
In most securitizations of real estate loans, a variety of types of mortgage-backed securities are created, each with different characteristics with respect to average life, credit risk, prepayment risk, interest rate risk, and other variables.
One security is designated as the “first-loss” bond. If there are credit losses within the pool of securitized real estate loans, the principal value of the first-loss bond is reduced. If the entire principal value of the first-loss bond is eliminated due to credit losses within the securitized loan pool, then further credit losses reduce the principal value of the “second-loss” bond. Only when the entire principal value of the second-loss bond is eliminated do the other bonds issued from that securitization risk incurring credit losses. The first- and second-loss bonds are credit-enhancement securities, improving the creditworthiness of the other securities and protecting them from initial credit losses.
We typically acquire first-loss bonds at 25% to 35% of their principal value and second-loss bonds at 50% to 70% of their principal value. These bonds are acquired at a substantial discount to their principal value, as future credit losses could reduce or totally eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive, and how quickly it comes in.
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The Redwood Review — 4th Quarter 2005	7

ABOUT REDWOOD TRUST
Interesting Things About RWT (continued)
3.	We credit-enhance loans primarily by acquiring and owning first and second-loss credit-enhancement securities (continued).
In an ideal environment, we would experience fast prepayments and low credit losses. We encountered this environment in 2003, 2004, and the first half of 2005. Conversely, our least favorable environment would be slow prepayments and high credit losses. We receive interest on the full principal value of bonds, so the interest earned on our cost basis is higher than the underlying coupon rate. For instance, on a bond with a principal value of $1 million — for which we may have paid only $300,000 — we receive interest based on the full principal value.
We typically do not receive principal payments until a few years into the deal, since the principal payments from the underlying loans are first used to pay down the most senior bonds. The amount of principal we ultimately receive is dependent on the amount of credit losses incurred before the deal is called, or when it matures. The timing of principal payments received and the timing of the realization of losses is also important to our investment returns. The faster we collect principal and the longer it takes to realize credit losses, the better it is for our investment returns.
4.	Our primary focus is on credit-enhancing high-quality loans.
Most of the real estate loans we credit-enhance are above average in terms of loan quality as compared to other securitized real estate loans. As a result, our delinquency and loss rates have been significantly lower than the national average. When market conditions are favorable, we plan to expand our credit-enhancement activities to include more loans that have average or below-average quality characteristics. Nevertheless, it is likely that the bulk of the real estate loans we credit-enhance will continue to be of above-average quality.
Typically, 40% — 50% of the residential loans we credit-enhance are on homes located in California. This roughly equals the percentage of all jumbo loans that are located in California, which we consider to be one of the more attractive states for the residential credit-enhancement business.
5.	As an integral part of our business, we also sponsor securitizations.
Our residential loan securitization business (our conduit) acquires residential whole loans from originators, accumulates loans over a period of weeks or months, and then sells the loans to newly-created securitization entities (typically called “Sequoia”) that create and sell securities backed by these loans (occasionally we also sell loans via bulk whole loan sales). We create economic gains on sale when the proceeds from the sale of securities exceed the purchase cost of the loans plus expenses. At December 31, 2005, 23% of our residential loan CES permanent asset portfolio were CES we acquired from the securitizations we have sponsored. We also have acquired some of the interest-only (“IO”) securities (prepayment rate sensitive securities) from these securitizations.
Our CDO group also sponsors securitizations. Over a period of several months, we acquire and aggregate a pool of diverse investment-grade and non-investment grade residential and commercial real estate securities and similar assets. We then sell this pool of assets to a newly-created securitization entity (typically called “Acacia”) that creates and sells asset-backed securities to the capital markets. We create economic gains on sale from these activities and earn ongoing management fees from outstanding Acacia transactions. As a permanent investment, Redwood typically acquires all or a portion of the CDO equity securities (which function as CES) from these CDO transactions.
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The Redwood Review — 4th Quarter 2005	8

ABOUT REDWOOD TRUST
Interesting Things About RWT (continued)
6.	We are one of the leaders in our market segments.
The securitized residential real estate loan market can be divided into three segments. The first segment consists of “conforming” lower-balance loans, usually of average or better quality. Most of these loans are credit-enhanced by Fannie Mae and Freddie Mac. The second segment consists of lower-quality loans that are credit-enhanced primarily by sub-prime mortgage origination companies. Redwood Trust is one of the largest credit-enhancers within the third segment, which consists of private label securitizations containing primarily larger-balance (“jumbo”) loans of above-average or average quality (prime and Alt-A). Redwood credit-enhances $184 billion of loans that have been securitized in private-label transactions, representing approximately 20% of the outstanding securitized loans in this segment.
Credit-enhancing commercial real estate loans is a newer business for Redwood. We have been developing our commercial business since 1998. We currently partially credit-enhance $26 billion commercial loans, representing approximately 3% of the outstanding commercial real estate loan balances that have been securitized. We participated in credit-enhancing 15% of all commercial real estate loans securitized in the U.S. during 2005.
7.	We have some interesting competitive advantages.
As a non-regulated specialty finance company, we have greater freedom to operate in the capital markets and securitization markets than do financial institutions such as banks and insurance companies. We also enjoy lower operating costs.
As a public company with permanent capital, we have an advantage in investing in illiquid assets relative to investment companies and partnerships that might suffer investor withdrawals and liquidity issues.
As a real estate investment trust (“REIT”), we have tax advantages relative to corporations that have to pay corporate income taxes, typically one of the largest costs of doing business.
With nearly $1 billion of equity capital focused on this one business, we have size advantages that bring economies of scale as well as marketing and operating advantages.
As a company with a small number of employees (79 as of 12/31/05) and one integrated business, we have a strong culture that is entrepreneurial, innovative, focused, and disciplined.
8.	We maintain a strong balance sheet.
Our business is currently funded primarily with equity capital. Compared to most financial institutions, we use very little debt financing. We currently utilize only equity capital to fund the credit-enhancement securities and other assets we hold as permanent assets for investment purposes.
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The Redwood Review — 4th Quarter 2005	9

ABOUT REDWOOD TRUST
Interesting Things About RWT (continued)
8.	We maintain a strong balance sheet (continued).
We use a combination of debt and equity to fund assets that are acquired by our conduit and our CDO group on a temporary basis for re-sale to a securitization entity (inventory assets). At December 31, 2005, we had $935 million of equity and $170 million of debt.
Our balance sheet is also strong because our maximum exposure to losses caused by credit risk is limited to our investment in credit-enhancement securities. In other words, our maximum loss within our credit-enhancement business is less than our equity capital base.
We may utilize more debt in the future, depending on which businesses we develop over time. Nevertheless, we expect to maintain a strong balance sheet.
9.	We pay a regular dividend and may pay a special dividend.
As a REIT, we are required to distribute to shareholders as dividends at least 90% of our REIT taxable income, which is our income as calculated for tax purposes (exclusive of income earned in taxable non-REIT subsidiaries). In order to meet our dividend distribution requirements, we have been paying both a regular quarterly dividend and a year-end special dividend.
We set our regular quarterly dividend at a rate that we believe is reasonably likely to be sustainable over time under most market conditions. Our regular dividend rate is currently $0.70 per share per quarter, and our Board of Directors has indicated that their current intention is to maintain this quarterly regular dividend rate in 2006. Based on a share price of $41.27 as of February 23, 2006, the indicated yield to shareholders at the regular dividend rate is 6.8%.
If we earn more REIT taxable income than is required to fund the regular dividend, we will likely pay a special dividend in December. We expect our special dividend amount to be highly variable, and we may typically not pay a special dividend every year. We currently are forecasting that we will pay a special dividend at the end of 2006, although we believe the size of this special dividend is likely to be significantly less than the $3.00 per share special dividend we paid in December 2005. Our dividend policies and distribution practices may change over time.
Our dividend distributions for 2005 consisted of 76.709% ordinary income and 23.291% long-term capital gains income. There was no return of capital. Taxable shareholders may benefit from a lower tax rate on the portion of our dividend distributions that consists of capital gains.
10.	We are a growth company.
The amount of real estate loans outstanding and the amount of these loans securitized have grown rapidly over many years. This is a long-term trend that we expect will continue, although there could be a cyclical slowing in the short-run. With competitive advantages in a growing market, we expect over time to have the opportunity to increase the size of our credit-enhancement and related businesses while also improving our book value per share and our average return on equity.

The Redwood Review — 4th Quarter 2005	10

BUSINESS GROUP DISCUSSION
Residential Group Overview
Description
Redwood’s residential group credit-enhances securitized residential real estate loans by acquiring and owning first-loss, second-loss, and other credit-enhancement securities. The residential group also invests in other residential assets, including interest-only securities.
The residential group assists Redwood’s CDO group in the selection and management of the residential real estate assets owned by the Acacia CDO securitization entities that Redwood has sponsored.
In addition, the residential group operates as a conduit, acquiring residential real estate loans from mortgage origination companies and selling them for a profit via whole loan sales or via securitization under the Sequoia brand name.
Discussion
The residential real estate loans we credit-enhance are performing well. Credit losses continue to be minimal. Serious delinquencies remain at low levels, although they rose in the fourth quarter from $283 million to $367 million. As a percentage of current balances, delinquencies rose from 0.14% to 0.20%, in part due to a decrease in the balance of loans we credit-enhance from $195 billion to $184 billion. A portion of the increase in delinquencies is related to damage from the Katrina and Rita hurricanes. The remainder of the increase is largely explained by the normal seasoning pattern of residential loans.
Loans originated in 2005 made up 23% of our total managed portfolio of credit-enhanced residential loans of $184 billion. The 2005-originated loans we credit-enhance are performing well, in a manner consistent with earlier vintages at a similar point in their seasoning cycle.
Our pace of new acquisitions of residential credit enhancement securities that we hold at Redwood as permanent assets has slowed — we acquired $29 million in the third quarter of 2005, $46 million in the fourth quarter, and $9 million in the first quarter of 2006 through February 23. This is a result of weaker underwriting standards, lower volumes of high-quality origination and securitization, and acquisition prices that are not particularly attractive for some products. In addition, our current capital utilization plan limits our current pace of asset acquisition so that we can maintain excess cash balances in order to be able to take advantage of future opportunities.
Historically, we have credit-enhanced and securitized high-quality residential real estate loans. We have always felt the better balance of risk and reward was in the prime quality sector of the market, given the structure of securitizations, the historical track record (or lack of historical track record) for different types of loans, and the pricing of credit-enhancement business.
If we enter a period of sustained housing weakness over the next few years, we believe we may have opportunities to acquire distressed assets at attractive prices. In addition, underwriting standards, relative risk pricing, and securitization structuring for new credit-enhancement activities could eventually shift in favor of medium or lower-quality loans. We are initiating activities now in anticipation of expanding our credit criteria in the future should attractive opportunities arise. For example, in January 2006 we sponsored the securitization of a pool of Alt-A loans (although we did not retain any of the assets).

The Redwood Review — 4th Quarter 2005	11

BUSINESS GROUP DISCUSSION
Residential Group Metrics
Chart 1: Residential Total Managed Portfolio
➢	We estimate that we credit-enhance 1 in 10 jumbo loans.
➢	We estimate that we credit-enhance almost 1 in 5 higher quality private-label securitized loans (most of which are jumbo loans).
Chart 2: Residential CES Portfolio by Loan Type (as of 4Q 2005, % By Market Value)
➢	Total permanent asset market value = $330 million.

➢	CES backed by negative amortization ARMs have become a larger part of our portfolio over the past 18 months.

➢	$75 million, or 23%, of our total residential CES permanent assets were purchased from Sequoia securitizations we sponsored.
Chart 3: Residential CES Portfolio by Credit Quality (as of 4Q 2005, % of market value)
➢	Total market value = $330 million.

➢	The majority of the loans we credit-enhance are prime-quality loans.

➢	8% of the market value of our CES portfolio are interests in transactions backed primarily by Alt-A quality loans (although transactions designated as prime quality do contain some Alt-A loans).

The Redwood Review — 4th Quarter 2005

12

BUSINESS GROUP DISCUSSION
Residential Group Metrics
Chart 4: Residential Permanent Assets By Market Value
➢	We sold $201 million of residential CES in 2005.

➢
The paying down of the loans underlying interest-only (“IO”) securities, combined with a decline in value as a result of accelerated prepayments, contributed to an overall reduction in our IO portfolio. We acquired these IOs from Sequoia securitizations we sponsored.

➢	Residential assets made up 65% of Redwood’s permanent assets at December 31, 2005.

Source: MBA National Delinquency Survey, Redwood Trust
Note:   Seriously delinquent loans (over 90 days, in foreclosure, in bankruptcy, or real estate owned) as a percentage of current balance.
Chart 5: Seriously Delinquent Loan %
➢	Strong credit performance — delinquencies continue to be benign and significantly better than the industry.

➢	Delinquencies in our portfolio rose in the fourth quarter of 2005, but are still far below national averages.
Chart 6: Prepayment History for Credit-Enhancement Portfolio
➢	The flattening of the yield curve has contributed to acceleration of prepayments on ARMs.

➢	Higher overall interest rates have slowed prepayments for fixed rate products.

➢	Faster prepayments benefit our credit-enhancement assets, but harm returns from IOs.

The Redwood Review — 4th Quarter 2005	13

BUSINESS GROUP DISCUSSION
Commercial Group Overview
Description
The commercial group credit-enhances securitized commercial real estate loans by acquiring and owning first-loss and other commercial credit-enhancement securities. The commercial group also invests in other commercial mortgage-backed securities (“CMBS”), commercial real estate loans, and related commercial assets. The commercial group assists Redwood’s CDO group in the selection and management of the commercial real estate assets owned by the Acacia CDO securitization entities Redwood sponsors.
Discussion
Commercial real estate fundamentals continue to show year-over-year improvement for most property types in many parts of the country. Contributing to this performance are lower interest rates, strong GDP growth, rising employment, and increasing new building construction costs. We believe commercial real estate should continue to perform reasonably well in the next few years, barring any unexpected external events.
The increase in commercial property values and cash flows does not mean the credit-enhancement business is risk-free. Property values are high, and they could be vulnerable in a less favorable environment. Due to competition from loan originators, property owners can now obtain higher leverage on their properties compared to what used to be acceptable. In addition, an increasing number of loans are being written as interest-only loans, with no principal payments required of the borrower until maturity. On the whole, even though commercial properties are largely healthy, we believe the risks of credit-enhancing commercial loans are increasing.
As a result of these increased risk factors, we have turned down an increasing number of new credit-enhancement opportunities. We are taking a cautious approach to this market, and we are patient in waiting for opportunities that fit our conservative credit philosophy. New transactions that pass our credit review standards do exist, however, and we expect to increase our book of commercial credit-enhancement business over time.
The $26 billion of securitized commercial real estate loans we credit-enhanced on December 31, 2005 are performing well. Serious delinquencies were $17 million, or 0.07% of current loan balances. We incurred no credit losses on the underlying loans in 2005. Our other commercial assets are also performing well, including an interest in specialized CMBS re-REMIC securitization that credit-enhances $17 billion of loans, commercial loans, other permanent assets, and assets owned by Acacia.
In anticipation of growth over time, we have added senior staff members who have significant industry experience in CMBS, and we continue to make investments in systems and processes in order to support our future growth.
The Redwood Review — 4th Quarter 2005
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BUSINESS GROUP DISCUSSION
Commercial Group Metrics

Chart 7: Commercial CES Geographic Distribution
➢ The commercial loans we credit-enhance are diversified geographically.
Chart 8: Commercial Property Type Distribution
➢ Our retail and office exposures are high relative to other common property types (although they are consistent with the CMBS market as a whole). These property types include some large low leverage investment-grade loans on institutional quality real estate, so the actual risk is more balanced across property types.

Chart 9: Commercial CES Collateral Balance
➢ We participated in credit-enhancing 15% of the CMBS issued in 2005.
➢ This chart excludes $17 billion of loans underlying our first-loss interests in a re-REMIC of non-investment grade CMBS.
Chart 10: CMBS Permanent Asset Portfolio
➢ Commercial permanent assets made up 13% of Redwood’s total permanent assets at December 31, 2005.

The Redwood Review — 4th Quarter 2005	15

BUSINESS GROUP DISCUSSION
CDO Group Overview
Description
The Redwood CDO group sponsors re-securitizations of diverse pools of residential and commercial real estate securities and other related assets. These collateralized debt obligations (“CDOs”) are issued under the Acacia brand name. The group manages the underlying pools of assets, earning asset management fees.
As a long-term investment, Redwood typically acquires all or a portion of the Acacia CDO equity securities that absorb the initial credit losses from the pool of securitized assets, and thus act as the credit-enhancement for the other (more senior) CDO securities issued by Acacia.
Discussion
Since we began sponsoring real estate CDO transactions in 2002, low interest rates, fast prepayments, and an excellent credit environment have given us opportunities to earn attractive returns from owning Acacia CDO equity securities.
The primary determinant of the returns we earn from our Acacia CDO equity investments is the credit performance of the securities Acacia has purchased and the performance of the loans underlying those securities. Credit results have been excellent. Two out of the nine Acacia CDO transactions we have sponsored have been upgraded (by rating agencies Standard & Poor’s and Moody’s), and we may see further upgrades if current credit performance trends continue. Strong credit performance has also produced strong investment results for capital markets investors who purchased the other securities Acacia has issued.
We expect there will continue to be good opportunities to create attractive new investments and build asset management fees for Redwood via the Acacia CDO program. However, credit quality has deteriorated in the residential and commercial new securities issuance markets while the acquisition prices we are being asked to pay for these new assets are often higher than we would like. At the same time, the market for selling CDO securities such as Acacia issues has become more volatile. Nevertheless, we think that Redwood is poised to meet these challenges.
The CDO market is a dynamic one, and we will need to be innovative in order to continue to grow. For instance, we sponsored Acacia’s first CDO backed primarily by commercial real estate securities in the fourth quarter of 2005. We may increase our use of interest rate agreements and other derivatives such as credit default swaps and synthetic asset agreements both as assets and also as hedges for Acacia. We are also considering other product types, partnerships, and strategies that could potentially help us expand our opportunities.

The Redwood Review – 4th Quarter 2005	16

BUSINESS GROUP DISCUSSION
CDO Group Metrics

Chart 11: CDO Equity Investment
➢ 22% of Redwood’s permanent asset portfolio is now invested in CDO equity securities.

➢ We called Acacia 1 in December 2005.

➢ We sponsored our first predominantly commercial real estate CDO – Acacia CRE1 – in December 2005.
Chart 12: Collateral Composition for Acacia CDO Securitization Entities
➢ Acacia has recently begun to increase its commercial real estate investment activities.

➢ Sub-prime securities purchased in 2004 and 2005 were primarily A-rated and higher.
Chart 13: Acacia Collateral Rating History

								Acacia
	Acacia 2	Acacia 3	Acacia 4	Acacia 5	Acacia 6	Acacia 7	Acacia 8	CRE1

	May-03	Oct-03	Apr-04	Jul-04	Nov-04	Mar-05	Jul-05	Dec-05
Upgrades	45	26	9	6	1	0	1	1
Downgrades	0	0	0	0	0	0	0	0
Positive Watch	0	0	0	0	0	0	0	0
Negative Watch	0	0	0	0	0	0	0	0
Up/Down Ratio	45 to 0	26 to 0	9 to 0	6 to 0	1 to 0	N/A	1 to 0	1 to 0
➢ Upgrades of securities owned by Acacia are a sign that Acacia CDO equity may continue to perform well.

The Redwood Review — 4th Quarter 2005	17

FINANCIAL REVIEW
Finance Group Overview
Description
Redwood’s finance group is responsible for financial reporting, tax, treasury, balance sheet management, and information technology.
Discussion
Overall, the fourth quarter was a good quarter from both a GAAP and tax perspective. Our adjusted return on equity was 19.3%. GAAP earnings were $1.68 per share, core earnings were $0.97 per share, and taxable income was $1.66 per share. Please see the following pages for definitions of taxable income, adjusted ROE, and other non-GAAP measures and for reconciliations of these measures to the most comparable GAAP measures.
We expect GAAP, core, and taxable income per share during 2006 will likely continue to decline from fourth quarter levels as a result of a reduced balance of IO securities acquired from our Sequoia program, a higher level of uninvested cash, and lower gains from sales and calls of CES. The CES and IO assets we accumulated several years ago produced extraordinary investment returns. The assets we are acquiring now are more likely, in our opinion, to produce returns that are attractive but not extraordinary.
Our GAAP earnings in 2004 benefited from $59 million of gains from calls, while 2005 earnings benefited from $43 million of gains from asset sales. We do not expect to generate the same level of gain income in 2006 as we are not planning significant asset sales and we have fewer callable assets.
The flatter yield curve (higher short-term interest rates relative to long-term interest rates) and the increase in popularity of negative amortization loans has led to an increase in prepayment rates for adjustable-rate residential loans such as those owned by Sequoia. The annualized constant prepayment rate (CPR) for Sequoia loans was 17% in 2004, 43% in 2005, 51% for the fourth quarter of 2005, and 50% for January 2006.
Through May of 2004, we acquired the interest-only securities (“IOs”) issued by Sequoia entities. These securities earn the spread between the interest income generated by the securitized loans and the interest expense cost of the asset-backed securities issued. The net interest income we earn from our Sequoia-related assets has been declining rapidly. There are three causes for this decline, each of which is exacerbated by faster principal prepayment rates. Within the Sequoia entities, principal payments received are first used to reduce the amount of AAA-rated Sequoia asset-backed securities outstanding. These are the lowest cost ABS issued by Sequoia, so the spread earned by Sequoia IOs narrows as the underlying pool of loans pays down. Principal payments reduce the balance of loans on which Sequoia IOs earn a spread, also reducing our net interest income. Finally, we have unamortized premium balances associated with these loans (as they are consolidated on our GAAP books) and we write these balances off at a faster rate as principal prepayments accelerate. The reduction in net interest income from Sequoia IOs has been one of the major factors in the reduction of our core earnings per share from peak levels.
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The Redwood Review — 4th Quarter 2005	18

FINANCIAL REVIEW
Finance Group Overview
Discussion (continued)
These prepayments have had less of an impact on taxable income than on GAAP earnings due to timing differences. We expect these accumulated timing differences of $30 million at December 31, 2005 to begin to reverse in 2006 and 2007, lowering taxable income in those years.
The yield on our residential credit-enhancement portfolio (as defined for GAAP purposes, including CES owned by Acacia) declined from 18.5% in 2004 to 16.0% in 2005. Yields decreased as many of our more seasoned, higher-yielding assets (higher yielding as a result of several years of strong credit performance and favorable prepayments) were called or sold. Additionally, recently acquired residential CES generally are being carried for GAAP purposes at lower initial effective yields as increased competition has led to higher average acquisition prices and because we are not projecting the same strong credit results or favorable rapid prepayment patterns for these assets.
The yield for this portfolio increased to 17.3% in the fourth quarter of 2005 from 16.6% in the previous quarter because of rising effective yields for some more seasoned individual assets as a result of strong cumulative credit performance and rapid prepayment rates over time. The average yield for this portfolio also rose due to a change in asset mix as we sold lower-yielding second-loss CES while retaining higher-yield first-loss CES.
In general, we expect that our annual GAAP, core, and taxable income will continue to exceed our regular dividend of $2.80 per share, and that we will pay a special dividend in 2006. The amount of the special dividend will likely be significantly less than the $3.00 per share special dividend we distributed in 2005.
Despite our cautious short-term outlook, we remain long-term bulls on residential and commercial real estate due to the fundamentals of growing demand, limited supply, and increasing construction costs. Barring a major real estate collapse, we continue to believe that the most reasonable expectation for our earnings potential is an 11% to 18% average adjusted return on equity measured over a long period of time.
If we reduce our excess cash balances over the next few years by making wise investments, and we start to realize some of the upside potential inherent in our existing assets, then earnings and dividends per share in 2007 and 2008 could increase from 2006 levels.

The Redwood Review — 4th Quarter 2005	19

FINANCIAL REVIEW
GAAP Earnings
a) What is This?
Income as calculated under Generally Accepted Accounting Principles in the United States.
b) Graph
GAAP Earnings per Share
c) Quarterly Update
➢ Our GAAP earnings were $42 million or $1.68 per share, for the fourth quarter of 2005. In the fourth quarter of 2004, GAAP earnings were $54 million, or $2.22 per share.

➢ Realized gains on sales and calls increased by $5 million from the fourth quarter of 2004 to the fourth quarter of 2005. In the fourth quarter of 2005, we sold $81 million in market value of residential CES for a GAAP gain on sale of $9 million, and also realized $4 million of gains from calls of $8 million in principal value of residential CES.

➢ Net interest income decreased by $17 million, primarily due to lower balances of earning assets (IO balance reduction as a result of prepayments, sales of CES) and higher balances of excess cash.

➢ Yields on the residential CES portfolio (as it is defined for GAAP) have started to increase in the last two quarters, and were slightly higher in fourth quarter of 2005 than the fourth quarter of 2004.

➢ Operating expenses increased by $4 million due to increases in information technology expenditures, headcount, and other expenses. We currently do not expect operating expenses to increase significantly in 2006 compared to 2005. Tax provisions for GAAP purposes were roughly equal in the fourth quarter periods of 2004 and 2005.

The Redwood Review — 4th Quarter 2005	20

FINANCIAL REVIEW
Core Earnings
a) What is This?
Core earnings is a profitability measure that highlights earnings that are more likely to be on-going in nature. In calculating core earnings, we start with GAAP earnings and then exclude gains on sale, mark-to-market adjustments, and one time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core to GAAP earnings.
b) Graph
Core Earnings per Share
c) Quarterly Update
➢ Core earnings were $25 million, or $0.97 per share, for the fourth quarter of 2005. In the fourth quarter of 2004, core earnings were $46 million, or $1.86 per share.

➢ GAAP earnings of $42 million ($1.68 per share) exceeded core earnings by $18 million. Core earnings does not include $12 million gains from sales of CES and other securities, $4 million gains from calls of CES, $3 million GAAP mark-to-market income on interest rate agreements, and $1 million of GAAP mark-to-market write downs of securities (EITF 99-20).

➢ Core earnings per share comparisons versus prior quarters continue to show a downward trend. We achieved extraordinary earning levels in the last few years but we have not been able to sustain them.

The Redwood Review — 4th Quarter 2005	21

FINANCIAL REVIEW
Total Taxable Income
a) What is This?
Total taxable income is a measure of our profitability. It is our pre-tax income as calculated for tax purposes. It includes pre-tax income earned at our parent company and REIT subsidiaries (REIT taxable income) as well as pre-tax income earned in our taxable non-REIT subsidiaries. Total taxable income can differ materially from GAAP earnings. Table 3 in the Appendix reconciles these two profitability measures.
b) Graph
Total Taxable Earnings per Share (Estimated for 2005)
c) Quarterly Update
➢	Total taxable income was $1.66 per share in the fourth quarter of 2005 and $2.44 per share in the fourth quarter of 2004.

➢	One of the differences between these two quarters was gain on sale for tax purposes from securitizations we sponsor. These gains were $11 million in the fourth quarter of 2004 but were zero for the fourth quarter of 2005. We expect the residential loan securitization business we conduct through our conduit operations will operate at a breakeven profitability in 2006.

➢	For the fourth quarter, total taxable income was similar to GAAP earnings of $42 million. GAAP earnings included provisions for income and excise taxes of $4 million that were not included in the pre-tax taxable income calculation. Gains from sales and calls were $6 million lower for tax as our tax basis for assets is generally higher than our GAAP basis.

➢	The yield we recognize on our Sequoia IO securities would currently be negative due to rapid Sequoia loan prepayments; however, we are not allowed to recognize a negative effective yield on assets for tax purposes. As a result, our cumulative taxable income has been higher by $30 million than it would have been otherwise, and our taxable income over the next few years will be lower by the same amount.

The Redwood Review — 4th Quarter 2005	22

FINANCIAL REVIEW
Core Taxable Income
a) What is This?
Core taxable income is a profitability measure that highlights that portion of taxable income that is more likely to be on-going in nature. In calculating core taxable income, we start with total taxable income and then exclude gains on sale, tax deductions created by the exercise of stock options, and one time items that are unlikely to be repeated. Table 4 in the Appendix reconciles core taxable income and total taxable income to GAAP income.
b) Graph
Core Taxable Earnings per Share
c) Quarterly Update
➢	In the fourth quarter of 2005, core taxable income was $36 million, or $1.44 per share. In the fourth quarter of 2004, it was $40 million, or $1.67 per share.

➢	Fast prepayment speeds have substantially increased the income we recognized on our CES. If prepayment speeds slow down in the future, we will recognize less income on our CES and income on the IOs will remain approximately the same due to expense deferrals (see discussion under total taxable income).

➢	Actual realized credit losses reduce taxable income as incurred, in an amount generally equal to the principal loss times our tax basis in the affected CES.

The Redwood Review — 4th Quarter 2005	23

FINANCIAL REVIEW
REIT Taxable Income
a) What is This?
REIT taxable income is the primary determinant of the minimum amount of dividends we need to distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, at Redwood Trust and our subsidiaries that have elected REIT tax status. (It does not include taxable income earned at our taxable non-REIT subsidiaries.) Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.
b) Graph
REIT Taxable Earnings per Share
c) Quarterly Update
➢	For the fourth quarter of 2005, REIT taxable income was $40 million, or $1.59 per share. For the fourth quarter of 2004, it was $50 million, or $2.07 per share.

➢	REIT taxable income has benefited from substantial gains due to call and sales activity. We expect reduced call and sales activity in 2006.

➢	Due to increased levels of uninvested capital, REIT taxable income has generally shown a downward trend in recent quarters. We expect this trend to continue until we reinvest our cash proceeds.

➢	REIT taxable income can be affected by one-time operating events such as stock option exercises (which reduce taxable income by the in-the-money amount of the exercised options).

The Redwood Review — 4th Quarter 2005	24

FINANCIAL REVIEW
a) What is This?
Book value per share is the amount of equity capital we have per share of common stock outstanding. There are many different ways that equity capital can be measured. We usually focus on three measures, each of which we believe is useful for a different purpose.
GAAP book value is our common equity as calculated for GAAP purposes. It includes a mark-to-market valuation adjustment for many of our assets. Over time, our GAAP book value per share has been increasing as a result of retention of a portion of our income, increases in the market value of our assets, and sales of stock at prices that exceed book value.
Core book value is reported GAAP book value excluding those mark-to-market adjustments that were not included in our income statements. Core book value more closely reflects historical amortized costs rather than current market values.
Adjusted core book value is core book value less REIT taxable income that we have earned but not yet distributed as dividends. Since as a REIT we will be required to distribute this income, adjusted core book value is a measure that provides one estimate of the amount of equity capital we will have over the long-run in order to generate future earnings.
A reconciliation of GAAP book value to core book value and adjusted core book value appears in Table 8 of the Appendix.
b) Graph
GAAP Book Value per Share
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The Redwood Review — 4th Quarter 2005	25

FINANCIAL REVIEW
Book Value per Share
c) Quarterly Update
➢	For the year 2005, after declaring $5.80 per share of dividends, GAAP book value per share increased by 4% from $35.78 per share to $37.20 per share.

➢	For the fourth quarter of 2005, GAAP book value declined by $3.83 per share. The primary cause of the decrease was the declaration of $3.70 per share of dividends during the quarter. Market values of assets also declined.

➢	At December 31, 2005, core book value was $34.27 per share and adjusted core book value was $32.23 per share. During 2005, core book value and adjusted core book value increased by $2.85 per share and $2.37 per share, respectively.

➢	At the end of our first quarter of operations in September 1994, GAAP book value was $11.67 per share. Since that time, we have been able to pay $34.63 per share of dividends and have increased GAAP book value by $25.53 per share.

The Redwood Review — 4th Quarter 2005	26

FINANCIAL REVIEW
Return on Equity
a) What is This?
We believe return on equity (ROE) is one of the more useful measures of the profitability of our business. ROE is the amount of profit we generate each year per dollar of equity capital. There are numerous ways this could be calculated for Redwood since we monitor a number of different profit measures as well as a number of different measures of equity capital.
GAAP ROE is GAAP earnings divided by GAAP equity.
One interesting aspect to consider about GAAP ROE is that it will decline (all other things being equal) if our assets increase in market value. Many of our assets are marked-to-market through our balance sheet but not our income statement. An increase in asset market value will therefore increase GAAP equity but not our GAAP earnings, thus lowering GAAP ROE. Similarly, a decrease in asset market values will increase our GAAP ROE.
An alternative measure of ROE that may also be useful is Adjusted ROE, by which we mean GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Only those asset market value changes that are included in our income statement will affect Adjusted ROE.
A reconciliation of GAAP ROE to Adjusted ROE, and of GAAP equity to core equity, appears in Table 8 of the Appendix.
b) Graph
Adjusted ROE
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FINANCIAL REVIEW
Return on Equity
c) Quarterly Update
➢	GAAP ROE was 17% for the fourth quarter of 2005 and 21% for the year ended December 31, 2005.

➢	Adjusted ROE was 19% for the fourth quarter and 24% for the year ended December 31, 2005. Adjusted ROE is greater than GAAP ROE due to the appreciation of the market values of assets that are marked-to-market through our GAAP balance sheet. This increases our GAAP equity and thus lowers GAAP ROE.

The Redwood Review — 4th Quarter 2005	28

FINANCIAL REVIEW
Discounts and Reserves
a) What is This?
We expect to generate attractive earnings and dividends from our credit-enhancement business if the loans we credit enhance continue to incur very low credit losses.
One way to understand Redwood’s GAAP earnings potential if credit results remain favorable is to look at the balance of purchase discount for our residential and commercial credit-enhancement securities and the balance of credit reserve on the residential loans owned by Sequoia. These balances will become part of GAAP earnings (for the most part, over the next seven years) to the extent they are not diminished by credit losses. This income would be in addition to the coupon income and other income we earn on an on-going basis. (That portion of the purchase discount on CES that is not designated as credit protection is currently being amortized into income, so we are recognizing a portion of our GAAP upside potential in earnings today.)
For tax accounting (which drives our dividend distributions), we cannot take any credit reserves and must amortize the entire purchase discount into taxable income. As a result, effective yields for the recently acquired assets are generally higher today for tax purposes than for GAAP purposes (losses are expensed as incurred). Future differences in the timing of amortizing the discount will depend on the credit performance and prepayment behavior of the assets.
b) Graph
Discounts and Credit Reserves per Share
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The Redwood Review — 4th Quarter 2005	29

FINANCIAL REVIEW
Discounts and Reserves
c) Quarterly Update
➢	On December 31, 2005, the net balance of all GAAP premiums and discounts associated with all consolidated residential and commercial real estate loans, securities, asset-backed securities issued, and other assets and liabilities was a net discount balance of $623 million, or $24.79 per share.

➢	All premium balances are being amortized into income over time as an expense. A portion of the discount balance is currently being amortized, increasing our reported income. The remainder of the discount balance is not currently being amortized as we expect the principal balance of the related assets will be reduced by future credit losses. If these credit losses do not occur, we will amortize the entire discount balance into income over time.

➢	As defined for GAAP, residential credit-enhancement securities had a net GAAP discount balance of $19.16 per share. We are currently estimating that cumulative credit losses will equal $14.11 per share. The remaining balance of $5.05 per share is currently being amortized into GAAP income.

➢	Commercial credit-enhancement securities had a net discount balance of $4.87 per share. We are currently estimating that cumulative credit losses will equal $5.64 per share. As a result, we are currently writing down our GAAP basis in these assets over time by a cumulative total of $0.77 per share, creating a net amortization expense for GAAP purposes.

➢	GAAP credit reserves on residential loans owned by Sequoia securitizations (and loans held by Redwood for sale to Sequoia) create a discount balance of $0.90 per share. The net premium on these loans, excluding the reserve, is $1.98 per share. For GAAP purposes, these loans are carried on our balance sheet at an effective price of 100.20% of principal value.

➢	The net discount balance on all other assets and liabilities was $1.84 per share.

➢	Recent sales of residential CES have not reduced our overall net discount and reserve balance per share since we sold primarily second-loss CES that have less of a discount while continuing to acquire first-loss CES.

The Redwood Review — 4th Quarter 2005	30

FINANCIAL REVIEW
Dividends
a) What is This?
As a REIT, we are required to distribute at least 90% of our REIT taxable income each year as dividends. We have a regular dividend rate that is established at a level we believe is reasonably likely to be sustainable. To the extent the REIT taxable income we are required or choose to distribute is greater than our regular dividends distributions, we will make a special dividend distribution towards year-end.
b) Graph
Regular dividends
c) Quarterly Update
➢	We declared four regular quarterly dividends of $0.70 per share in 2005 and, in the fourth quarter, declared and paid a special dividend of $3.00 per share. We permanently retained approximately 10% of the ordinary REIT taxable income we earned during 2005, and we intend to declare and distribute the remainder of our 2005 REIT taxable income as dividends by September 2006.

➢	Based on our estimates of REIT taxable income during 2005, and the dividends distributed to date, we entered 2006 with $51 million ($2.04 per share) of undistributed REIT taxable income. We also retained 100% of the taxable income that we earned at our taxable REIT subsidiaries in 2005 (after taxes). By retaining a portion of our income, we seek to build equity per share, and thus potential earnings and dividends per share, over time. We anticipate following a similar pattern of retention and distribution in 2006.

➢	During 2005, a portion of taxable income was in the form of net capital gains resulting from the sales and calls of some of our residential loan CES. Our income from this activity was long-term capital gain income for tax purposes. Thus, during 2005, 23.291% of our dividends distributed was characterized as a distribution of long-term capital gain income and the remaining 76.709% was characterized as a distribution of ordinary income. Our tax-paying shareholders may benefit to the degree they can take advantage of the lower tax rate on capital gains versus ordinary income.

The Redwood Review — 4th Quarter 2005	31

APPENDIX
Glossary
All companies and analysts do not calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by the Redwood Trust may not be comparable to similarly titled measures reported by other companies.
ACACIA
Acacia is the brand name for the collateralized debt obligation (CDO) securitizations we sponsor. The underlying pool of assets for these CDO securitizations consists primarily of investment-grade and non-investment-grade rated securities backed by residential prime, residential sub-prime, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from commercial real estate assets.
ADJUSTED CORE EQUITY (ADJUSTED BOOK VALUE)
Adjusted core equity (adjusted book value) is not a measure calculated in accordance with GAAP. We have minimum dividend distribution requirements as a REIT. We thus have future payment obligations, but these are not recognized in GAAP accounting until dividends are declared. Cash that we have earned but that we must pay out as dividends is not cash that will be available to us to acquire long-term assets and build our business. So when we try to answer questions such as “how much equity per share do we have available to build our business and to generate dividends in the long-term?” we use adjusted core equity per share. Adjusted core equity is core equity less undistributed REIT taxable income that is still undeclared but that will need to be paid out. A reconciliation of adjusted core equity to GAAP equity appears in the Appendix in Table 8.
BOOK VALUE
Book value is our common equity amount. It can be calculated in a number of ways, one of which is appropriate for GAAP.
CDO EQUITY SECURITIES
CDO equity securities are collateralized debt obligation securities that bear the initial credit losses of the assets owned by the securitization entities. They come in a variety of forms. They serve the same function as first-loss credit-enhancement securities issued from securitizations of residential and commercial real estate loans. Collateralized debt obligations, a type of asset-backed securitization, are usually backed by a pool of heterogeneous assets.
CONDUIT
A group that acquires closed loans from originators, accumulates loans over a period of time, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be done through bulk whole loan sales.
CORE EARNINGS
Core earnings is not a measure of earnings in accordance with GAAP. We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature or that relate to the past rather than the future, so that the underlying on-going “core” trend of earnings is more clear, at least in certain respects. We exclude realized gains (and losses) resulting from asset sales and calls from GAAP income. We sell assets from time to time as part of our on-going portfolio management activities. These sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings include mark-to-market income and expenses for certain of our assets and interest rate agreements.
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The Redwood Review — 4th Quarter 2005	32

APPENDIX
Glossary
CORE EARNINGS (continued)
These are unrealized market value fluctuations — we exclude them from core earnings. Similarly, we have issued certain stock options that are “variable” and thus are marked-to-market for GAAP purposes. When our stock price goes up, it is a GAAP expense. When our stock price goes down, GAAP income is created. We exclude this from core earnings. Stock option expenses that stem from FAS 123 and FAS 123R are included in core earnings. Management believes that core earnings provide relevant and useful information regarding results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on going earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 of the Appendix.
CORE EQUITY (CORE BOOK VALUE)
Core equity is not a measure calculated in accordance with GAAP. GAAP equity includes mark-to-market adjustments for certain of our assets and interest rate agreements. Core equity is GAAP equity with mark-to-market gains and losses (“accumulated other comprehensive income”) excluded. It approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 8 of the Appendix.
CORE REIT TAXABLE INCOME
Core REIT taxable income is REIT taxable income before gains and losses on asset sales and calls, and certain other expenses such as tax deductions for stock option exercises. It represents that portion of our REIT taxable income that may be more on-going in nature. A reconciliation of Core taxable income to GAAP Income appears in to GAAP Income is covered in Table 3 and 4 of the Appendix.
CORE TAXABLE INCOME
Core taxable income is total taxable income before gains and losses on asset sales and calls and certain other expenses such as tax deductions for stock option exercises. It represents that portion of our total taxable income that may be more on-going in nature. A reconciliation of Core taxable income to GAAP Income is covered in Table 3 and 4 of the Appendix.
CREDIT-ENHANCEMENT SECURITIES
Credit-enhancement securities (CES) absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced (have less credit risk). These securities are also referred to as subordinated securities and B-pieces. Our permanent asset portfolio contains first-loss (usually non-rated) and second-loss (usually with a credit rating of single-B) CES securities or their equivalents. The first-loss security takes the initial risk. If losses exceed the principal value of the first-loss security, the second-loss security is at risk. The CDO equity securities we acquire from the Acacia CDO securitization transactions we sponsor function as CES for those transactions. On our GAAP balance sheet, residential credit-enhancement securities includes both permanent assets and also second- and third-loss (usually rated BB) securities that are owned by Acacia and are consolidated on our balance sheet.
GAAP
Generally Accepted Accounting Principals in the United States.

The Redwood Review — 4th Quarter 2005	33

APPENDIX
Glossary
INTEREST-ONLY SECURITIES
Interest-only securities (“IOs”) are specialized securities that are backed by real estate loans. They receive interest payments calculated as a function of interest payments generated by the underlying loans. Typically, however, IO securities do not have a principal balance and they will not receive principal payments generated by those loans. Interest payments to IO securities usually equal the IO interest rate formula multiplied by a “notional” principal balance. The notional principal balance for an IO is typically reduced over time as the actual principal balance of the underlying pool of real estate loans pays down. Thus, IO cash flows are reduced as time passes and the loans pay down, and IO cash flows are typically reduced more quickly if loan prepayments accelerate. The IO securities that Redwood has acquired in the past from some Sequoia residential securitizations typically earn an interest amount that varies as a function of the remaining principal balance of Sequoia loans and the spread between the yield on the residential loans owned by Sequoia and the cost of the asset-backed securities issued by Sequoia.
INVENTORY ASSETS
Inventory assets are assets that we acquire to hold for several weeks or months that we then sell to a securitization entity. We use a combination of debt and equity to fund inventory assets.
LEVERAGE RATIOS
Because of the consolidation of independent securitization entities, it appears from our GAAP consolidated financial statements that Redwood is highly leveraged, with liabilities greater than seventeen times equity. In fact, Redwood has $170 million of debt and $935 million of equity supporting over $1 billion of earning assets at December 31, 2005. We currently only use debt to finance on a temporary basis the accumulation of inventory assets prior to sale to a securitization entity.
NEGATIVE AMORTIZATION (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)
Negative Amortization ARMs (Neg Am ARMs, Option ARMs, or MTA ARMs) are monthly adjustable rate mortgages where the borrower can choose between different payment options. One of these options allows the borrower to make a minimum payment. This minimum payment is less than the interest accrued on the mortgage and in this instance the borrower’s loan balance will increase (negative amortization).
PERMANENT ASSETS
We seek to invest in assets that have the potential to provide high cash flow returns over a long period of time to help support our goal of maintaining steady dividends. We typically fund long-term investment assets entirely with equity (i.e., no debt). We refer to the assets we own that meet this criteria as permanent assets. Our permanent asset portfolio includes residential and commercial credit-enhancement securities and similar assets, residential interest-only securities, commercial real estate loans, and CDO equity securities.
PROFITABILITY RATIOS
Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin in their work analyzing financial institutions. Because of our consolidation of securitization entities for GAAP purposes, we believe equity-based profitability ratios are more appropriate for Redwood. Net interest income as a percentage of equity is a useful measure we believe. For operating expenses, we believe a useful measure is the efficiency ratio, or operating expenses as a percentage of net interest income.

The Redwood Review — 4th Quarter 2005	34

APPENDIX
Glossary
REDWOOD DEBT
Redwood’s debt — the money we have to pay back to a lender — was $170 million at the end of the fourth quarter of 2005. Our GAAP balance sheet shows liabilities of $16 billion because all of the assets and liabilities of the independent securitization entities we have sponsored are consolidated. The liabilities of these entities are shown on our balance sheet as “asset-backed securities issued” — they are not obligations of Redwood Trust.
REDWOOD EARNING ASSETS
Redwood earning assets is not a measure calculated in accordance with GAAP. Redwood earning assets totaled approximately $1 billion at the end of 2005. Included in this amount are securities we have acquired from securitizations we have sponsored with a cost basis of approximately $182 million. All of the $16 billion of assets and asset-backed securities liabilities of the securitization entities we have sponsored are shown on our GAAP consolidated balance sheet, even though we do not own these assets and we are not responsible for the payment of these liabilities. For some analytical tasks (such as determining how much financial leverage Redwood carries on its balance sheet) we believe it makes more sense to consider the assets Redwood actually owns and the debt Redwood actually owes rather than including all GAAP assets and liabilities consolidated from securitization entities that are independent of Redwood. A reconciliation of earning assets to GAAP assets appears in Table 6 of the Appendix.
RETURN ON EQUITY AND ADJUSTED RETURN ON EQUITY
Return on Equity (“ROE”) is the amount of profit we generate each year per dollar of equity capital. Adjusted ROE is GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Thus, only those asset market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of GAAP ROE to adjusted ROE appears in Table 8 of the Appendix.
SEQUOIA
Sequoia is the brand name for most of the securitizations of residential real estate loans we have sponsored.
TOTAL RETAINED AND REIT RETAINED TAXABLE INCOME
Total Retained and REIT Retained Taxable Income are not measures calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, plus all of the taxable income earned at our taxable REIT subsidiary, less corporate income taxes and excise taxes paid. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes and excise taxes paid. A reconciliation of total retained and REIT Retained Taxable Income to GAAP income is covered in Tables 3 and 4 of the Appendix.
TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME
Total taxable income is not a measure calculated in accordance with GAAP. It is the pre-tax income calculated for tax purposes. Estimated total taxable income is an important measure as it is the basis of our dividend distributions to shareholders. Taxable income calculations differ significantly from GAAP income calculations. REIT taxable income is that portion of our taxable income that we earn in our parent company and REIT subsidiaries. It does not include taxable income earned in taxable non-REIT subsidiaries. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT we are not subject to corporate income taxes on the REIT taxable income we distribute. The remainder of our taxable income is income we earn in taxable subsidiaries. We pay income tax on this income and we generally retain the after-tax income at the subsidiary level. We also pay income tax on the REIT taxable income we retain (we can retain up to 10% of the total). A reconciliation of total taxable income and REIT taxable to GAAP income appears in Table 3 of the Appendix.

The Redwood Review — 4th Quarter 2005	35

APPENDIX	DRAFT
FINANCIAL TABLES

The Redwood Review — 4th Quarter 2005 Version 2.5	36

Table 1: GAAP Earnings (all $ in thousands, except per share data)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003	2005	2004	2003
Redwood and consolidated entities interest income	$234,233	$245,735	$248,669	$236,957	$204,834	$171,804	$144,865	$130,158	$111,071	$965,594	$651,661	$332,033
Discount amortization income	11,936	12,714	8,395	9,316	9,146	9,012	9,077	8,836	10,407	42,361	36,071	37,752
Premium amortization expense	(14,451)	(15,698)	(10,203)	(8,082)	(7,105)	802	(14,463)	(11,646)	(9,948)	(48,434)	(32,412)	(30,163)
Provision for credit losses	(877)	805	1,527	(1,025)	(1,697)	(1,528)	(1,500)	(2,511)	(3,268)	430	(7,236)	(8,646)

Total GAAP Interest Income	230,841	243,556	248,388	237,166	205,178	180,090	137,979	124,837	108,262	959,951	648,084	330,976

Interest expense on Redwood Trust’s debt	(3,531)	(3,845)	(1,825)	(2,728)	(2,560)	(2,312)	(2,490)	(2,571)	(1,788)	(11,929)	(9,933)	(7,038)

ABS expenses consolidated from trusts	(186,457)	(191,035)	(191,985)	(173,182)	(143,078)	(108,237)	(78,809)	(69,069)	(67,552)	(742,659)	(399,193)	(183,214)
ABS issuance expense amortization	(6,069)	(5,162)	(5,386)	(5,273)	(4,783)	(4,197)	(4,305)	(3,543)	(4,333)	(21,890)	(16,828)	(12,805)
ABS interest agreement expense	3,573	623	876	1,469	606	(2,888)	(5,988)	(4,965)	(2,358)	6,541	(13,235)	(8,175)
ABS issuance premium amortization income	2,793	2,733	3,140	3,747	2,644	2,823	1,233	571	7,437	12,413	7,271	8,371

Total consolidated ABS expense	(186,160)	(192,841)	(193,355)	(173,239)	(144,611)	(112,499)	(87,869)	(77,006)	(66,806)	(745,595)	(421,985)	(195,823)

GAAP net interest income	41,150	46,870	53,208	61,199	58,007	65,279	47,620	45,260	39,668	202,427	216,166	128,115

Fixed compensation expense	(2,879)	(2,802)	(2,623)	(2,778)	(2,009)	(1,959)	(1,842)	(2,230)	(1,641)	(11,082)	(8,040)	(5,948)
Variable compensation expense	(4,624)	(4,304)	(4,824)	(4,279)	(2,908)	(3,443)	(4,722)	(4,022)	(3,575)	(18,031)	(15,095)	(16,686)
Fair value of stock options granted	(406)	47	(348)	(370)	(299)	(133)	(547)	(310)	(388)	(1,077)	(1,289)	(388)
Other operating expense	(4,268)	(3,866)	(3,179)	(3,322)	(2,565)	(2,512)	(1,781)	(1,735)	(2,076)	(14,635)	(8,593)	(7,018)

Operating expenses	(12,177)	(10,925)	(10,974)	(10,749)	(7,781)	(8,047)	(8,892)	(8,297)	(7,680)	(44,825)	(33,017)	(30,040)

Excise taxes	(280)	(285)	(308)	(307)	165	(301)	(190)	(300)	(341)	(1,180)	(626)	(1,203)
Variable stock option market value change	25	16	(2)	84	3	(213)	621	(1,429)	(2,701)	123	(1,018)	(5,652)

Total GAAP operating expenses	(12,432)	(11,194)	(11,284)	(10,972)	(7,613)	(8,561)	(8,461)	(10,026)	(10,722)	(45,882)	(34,661)	(36,895)

Realized gains on calls	4,266	2,914	4,421	7,548	11,205	20,472	15,246	11,816	47,562	19,149	58,739	56,560
Realized gains on sales	11,654	23,053	516	8,347	—	488	971	6,180	46	43,570	7,639	870
Loss on repurchase of ABS issued	—	—	—	—	—	—	—	—	(2,160)	—	—	(2,160)
Valuation write-downs for EITF 99-20	(1,111)	(1,158)	(1,710)	(391)	(1,573)	(421)	(3,846)	(558)	(2,818)	(4,370)	(6,398)	(7,646)
Interest rate agreements valuation adjustments	3,066	107	(182)	(492)	(411)	47	(113)	(1)	19	2,499	(478)	(448)
Valuation adjustments on real estate loans	—	—	—	—	(375)	—	—	—	(500)	—	(375)	(500)

Net gains and valuation adjustments	17,875	24,916	3,045	15,012	8,846	20,586	12,258	17,437	42,149	60,848	59,127	46,676

Dividends on and earnings allocated to preferred stock	—	—	—	—	—	—	—	—	—	—	—	(696)
Deferred tax benefit	—	—	—	—	—	—	5,180	—	—	—	5,180	—
Provision for income taxes	(4,097)	(4,693)	(4,054)	(4,677)	(4,826)	(4,962)	(1,509)	(1,880)	(1,162)	(17,521)	(13,177)	(5,502)

GAAP Net Income	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$69,933	$199,872	$232,635	$131,698

Diluted average shares (000)	25,311	25,314	25,196	25,021	24,491	22,728	21,325	20,399	19,801	25,121	22,229	18,812
GAAP earnings per share	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.49	$3.53	$7.96	$10.47	$7.04

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 1 — GAAP Earnings	A-1

Table 2: Core Earnings (all $ in thousands, except per share data)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003	2005	2004	2003
GAAP income items not included in CORE
Variable stock option market value change	$25	$16	($2)	$84	$3	($213)	$621	($1,429)	($2,701)	$123	($1,018)	($5,652)

Realized gains on calls of residential CES	4,266	2,914	4,421	7,548	11,205	20,472	15,246	11,816	47,562	19,149	58,739	56,560
Realized gains on asset sales	11,654	23,053	516	8,347	(76)	489	971	6,255	46	43,570	7,639	870
Loss on repurchase of ABS issued	—	—	—	—	—	—	—	—	(2,160)	—	—	(2,160)
Valuation write-downs for EITF 99-20	(1,111)	(1,158)	(1,710)	(391)	(1,572)	(422)	(3,846)	(558)	(2,818)	(4,370)	(6,398)	(7,646)
Interest rate agreements valuation adjustments	3,066	107	(182)	(492)	(411)	47	(113)	(1)	19	2,499	(478)	(448)
Commercial real estate valuation adjustments	—	—	—	—	(300)	—	—	(75)	(500)	—	(375)	(500)

Net gains and valuation adjustments	17,875	24,916	3,045	15,012	8,846	20,586	12,258	17,437	42,149	60,848	59,127	46,676

Deferred tax benefit	—	—		—	—	—	5,180	—		—	5,180	—

Total GAAP / CORE differences	17,900	24,932	3,043	15,096	8,849	20,373	18,059	16,008	39,448	60,971	63,289	41,024

Core earnings	24,596	30,967	37,872	45,466	45,565	51,969	37,029	34,783	30,485	138,901	169,346	90,557
GAAP / CORE differences	17,900	24,932	3043	15,096	8,849	20,373	18,059	16,008	39,448	60,971	63,289	41,024

GAAP Net Income	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$69,933	$199,872	$232,635	$131,581

Per Share Analysis
Variable stock option market value change	$0.00	$0.00	$0.00	$0.00	$0.00	($0.01)	$0.03	($0.07)	($0.14)	$0.00	($0.05)	($0.30)
Realized gains on calls of residential CES	0.17	0.12	0.18	0.30	0.46	0.90	0.71	0.58	2.40	0.77	2.64	3.01
Realized gains on asset sales	0.46	0.91	0.02	0.33	—	0.02	0.05	0.30	0.00	1.73	0.34	0.05
Loss on repurchase of ABS issued	—	—	—	—	—	—	—	—	(0.11)	—	—	(0.11)
Valuation write-downs for EITF 99-20	(0.04)	(0.05)	(0.07)	(0.02)	(0.06)	(0.02)	(0.18)	(0.03)	(0.14)	(0.17)	(0.29)	(0.41)
Interest rate agreements valuation adjustments	0.12	—	(0.01)	(0.01)	(0.02)	0.00	—	(0.00)	0.00	0.10	(0.02)	(0.02)
Commercial real estate valuation adjustments	—	—	—	—	(0.02)	—	(0.01)	—	(0.02)	—	(0.02)	(0.03)
Deferred tax benefit	—	—	—	—	—	—	0.24	—	—	—	0.24	—

GAAP / CORE differences per share	$0.71	$0.98	$0.12	$0.60	$0.36	$0.89	$0.84	$0.78	$1.99	$2.43	$2.85	$2.19

CORE earnings per share	0.97	1.23	1.50	1.82	1.86	2.29	1.74	1.71	1.54	5.53	7.62	4.85
GAAP / CORE differences per share	0.71	0.98	0.12	0.60	0.36	0.89	0.84	0.78	1.99	2.43	2.85	$2.19

GAAP earnings per share	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.49	$3.53	$7.96	$10.47	7.04

Diluted average shares (000)	25,311	25,314	25,196	25,021	24,491	22,728	21,325	20,399	19,801	25,121	22,229	18,812

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 2 — Core Earnings	A-2

Table 3: GAAP / TAX Differences (all $ in thousands, except per share data)

	Estimated								Estimated
	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004	2003
GAAP net income	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$199,872	$232,635	$131,698
Interest income and expense differences	(1,573)	1,353	(4,868)	(20,091)	(7,519)	(23,527)	5,208	(1,150)	(25,179)	(26,988)	22,324
Provision for credit losses — GAAP	876	(805)	(1,527)	1,025	1,697	1,528	1,500	2,511	(431)	7,236	8,646
Tax deductions for realized credit losses	34	(562)	(737)	(438)	(247)	(127)	(506)	(4)	(1,703)	(884)	(825)
Long-term compensation differences	1,051	2,892	2,138	1,969	(1,775)	402	2,428	2,904	8,050	3,959	7,522
Stock option exercise deduction differences	(202)	(2,944)	(143)	(477)	(3,094)	(745)	(109)	(12,073)	(3,766)	(16,021)	(2,483)
Depreciation of fixed asset differences	168	60	166	151	(176)	(589)	46	(6)	545	(725)	(686)
Other operating expense differences	(781)	283	(31)	69	(2,495)	(34)	5	(16)	(460)	(2,540)	885
Sale of assets to third parties differences	(4,612)	(8,041)	(2,476)	(967)	1,428	(576)	(536)	(566)	(16,096)	(250)	(69)
Call income of residential CES differences	(1,505)	(319)	120	(2,324)	(2,872)	(3,961)	(2,157)	(1,899)	(4,028)	(10,889)	(8,402)
Tax gain on securitizations	—	(392)	808	2,558	10,749	11,153	10,303	—	2,974	32,205	—
Tax gain on intercompany sales and transfers	(473)	170	2,371	3,260	3,256	28	(71)	7,546	5,328	10,759	2,823
GAAP market valuation write downs (EITF 99-20)	1,110	2,048	820	391	1,572	422	3,846	558	4,369	6,398	7,646
Interest rate agreements differences	707	216	53	202	(688)	(278)	502	50	1,178	(414)	(229)
Provision for excise tax — GAAP	280	285	308	307	(165)	301	190	300	1,180	626	1,203
Provision for income tax differences	4,096	5,013	3,035	134	4,827	2,834	(3,672)	1,881	12,278	5,870	5,502
Preferred dividend — GAAP	—	—	—	—	—	—	—	—	—	—	696

Total taxable income (pre-tax)	41,672	55,156	40,952	46,331	58,912	59,173	72,065	50,827	184,111	240,977	176,251

Earnings from taxable subsidiaries	(1,703)	(8,038)	(1,715)	(1,170)	(8,903)	(10,143)	(11,721)	(8,337)	(12,626)	(39,104)	(7,861)

REIT taxable income (pre-tax)	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873	$168,390

Shares outstanding at period end (000)	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154	19,063
Total taxable income per share	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$2.57	$7.44	$10.89	$9.64
REIT taxable income per share	$1.59	$1.90	$1.59	$1.84	$2.07	$2.10	$2.81	$2.15	$6.93	$9.12	$9.21

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 3 — GAAP-Tax Diff	A-3

Table 4: Taxable Income Estimates (all $ in thousands, except per share data)

	Estimated								Estimated
	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004	2003
Taxable income in taxable subs (pre-tax)	$1,703	$8,038	$1,715	$1,170	$8,903	$10,143	$11,721	$8,337	$12,626	$39,104	$7,861
REIT taxable income (pre-tax)	39,969	47,118	39,237	45,161	50,009	49,030	60,344	42,490	171,485	201,873	168,390

Total taxable income (pre-tax)	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$50,827	$184,111	$240,977	$176,251

Core income (loss) in taxable subs (pre-tax)	$(436)	$7,931	$(611)	$(1,996)	$(2,185)	$(1,275)	$1,741	$910	$4,888	$(809)	$7,192
Income from calls and sales in taxable subs (pre-tax)	2,139	107	2,326	3,166	11,088	11,418	9,980	7,427	7,738	39,913	669

Taxable income in taxable subs (pre-tax)	1,703	8,038	1,715	1,170	8,903	10,143	11,721	8,337	12,626	39,104	7,861
Income tax for taxable subs (actual tax due)	(572)	(3,652)	(870)	(830)	(5,773)	(4,574)	(1,600)	(1,150)	(5,924)	(13,097)	(873)

After-tax income in taxable subs	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$7,187	$6,702	$26,007	$6,988

Core REIT taxable income	$36,660	$33,065	$36,198	$30,741	$42,544	$34,272	$47,040	$39,708	$136,664	$163,564	$128,522
Other ordinary REIT taxable income (expense)	865	(2,160)	3,166	(565)	(3,094)	(745)	(109)	(12,073)	1,306	(16,021)	(5,477)

Other ordinary REIT taxable income (expense)	37,525	30,905	39,364	30,176	39,450	33,527	46,931	27,635	137,970	147,543	123,045
Net long-term capital gain REIT taxable income	2,444	16,213	(127)	14,985	10,559	15,503	13,413	14,855	33,515	54,330	45,345

REIT taxable income (pre-tax)	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873	$168,390

Total core taxable income	$36,225	$40,996	$35,587	$28,745	$40,359	$32,997	$48,781	$40,618	$141,553	$162,755	$135,714
Income from calls, sales and stock option exercises	5,447	14,160	5,365	17,586	18,553	26,176	23,284	10,209	42,558	78,222	40,537

Total taxable income (pre-tax)	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$50,827	$184,111	$240,977	$176,251

REIT taxable income (pre-tax)	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$42,490	$171,485	$201,873	$168,390
Excise taxes due to deferrals	(280)	(285)	(308)	(307)	293	(301)	(190)	(300)	(1,180)	(498)	(1,305)
Income taxes due to earnings retention (actual tax due)	(1,230)	(1,641)	(1,830)	(1,450)	14	(1,537)	(2,151)	(1,267)	(6,151)	(4,941)	(5,619)

REIT taxable income available for distribution	$38,460	$45,192	$37,099	$43,404	$50,316	$47,192	$58,003	$40,923	$164,154	$196,434	$161,466

After-tax income in taxable subs	1,131	4,386	845	340	3,130	5,569	10,121	7,187	6,702	26,007	6,988
REIT taxable income available for distribution	38,460	45,192	37,099	43,404	50,316	47,192	58,003	40,923	164,155	196,434	161,466

Total taxable income (after-tax)	$39,591	$49,578	$37,944	$43,744	$53,446	$52,761	$68,124	$48,110	$170,857	$222,441	$168,454

Regular dividend per share	$0.70	$0.70	$0.70	$0.70	$0.67	$0.67	$0.67	$0.67	$2.80	$2.68	$3.36
Special dividend per share	3.00	—	—	—	5.50	—	—	0.50	3.00	6.00	4.75

Total dividends per share	$3.70	$0.70	$0.70	$0.70	$6.17	$0.67	$0.67	$1.17	$5.80	$8.68	$8.11

Shares at period end (000)	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154	19,063

Dividends declared	$92,150	$17,335	$17,253	$17,160	$146,707	$15,642	$14,412	$23,162	$143,898	$199,923	$137,435
Dividend deduction on stock issued through DRIP	263	128	112	56	1,048	844	712	655	559	3,259	1,161

Total dividend deductions	$92,413	$17,463	$17,365	$17,216	$147,755	$16,486	$15,124	$23,817	$144,457	$203,182	$138,596

Taxable income (after-tax) retained in tax subs	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$7,187	$6,702	$26,007	$6,988
REIT retained taxable income (after-tax) (1)	1,553	1,165	1,798	1,261	4,252	1,515	2,352	1,197	5,777	9,315	5,381

Total retained taxable earnings (after-tax)	$2,684	$5,551	$2,643	$1,601	$7,382	$7,084	$12,473	$8,384	$12,479	$35,322	$12,369

Per share outstanding at quarter end
Core taxable income (pre-tax)	$1.44	$1.66	$1.44	$1.17	$1.67	$1.41	$2.27	$2.05	$5.71	$7.40	$7.49
REIT taxable income (pre-tax)	$1.59	$1.90	$1.59	$1.84	$2.07	$2.10	$2.81	$2.15	$6.93	$9.12	$9.21
Total taxable income (pre-tax)	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$2.57	$7.44	$10.89	$9.64
Total retained taxable earnings (after-tax)	$0.11	$0.22	$0.11	$0.07	$0.31	$0.30	$0.58	$0.42	$0.50	$1.61	$0.65

(1)	REIT retained taxable income equals 10% of ordinary REIT taxable income less income taxes and excise taxes.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 4 — Tax. Inc.	A-4

Table 5: Retention and Distribution of Taxable Income (all $ in thousands, except per share data)

	Estimated								Estimated
	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	2005	2004	2003
Undistributed beginning of period REIT taxable income (pre-tax):	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$53,354	$37,291	$53,354	$35,865
REIT taxable income (pre-tax)	39,970	47,118	39,237	45,161	50,009	49,030	60,344	42,490	171,486	201,873	168,390
Permanently retained (pre-tax)	(3,063)	(3,102)	(3,924)	(3,018)	(3,944)	(3,353)	(4,693)	(2,764)	(13,107)	(14,754)	(12,305)
Dividend of 2002 income	—	—	—	—	—	—	—	—	—	—	(35,865)
Dividend of 2003 income	—	—	—	—	—	(14,413)	(15,124)	(23,817)	—	(53,354)	(102,731)
Dividend of 2004 income	—	(2,710)	(17,365)	(17,216)	(147,755)	(2,073)	—	—	(37,291)	(149,828)	—
Dividend of 2005 income	(92,413)	(14,753)	—	—	—	—	—	—	(107,166)	—	—

Undistributed REIT end of period taxable income (pre-tax):	$51,213	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$51,213	$37,291	$53,354

Shares outstanding at period end	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	25,133	24,154	19,063
Undistributed REIT taxable income (pre-tax) per share outstanding	$2.04	$4.31	$3.25	$2.54	$1.54	$5.95	$5.10	$3.50	$2.04	$1.54	$2.80

Undistributed REIT taxable income (pre-tax)
From 2003’s income	—	—	—	—	—	—	14,413	29,537	—	—	53,354
From 2004’s income	—	—	2,710	20,075	37,291	138,981	95,377	39,726	—	37,291	—
From 2005’s income	51,213	106,716	77,456	42,143	—	—	—	—	51,213	—	—

Total	$51,213	$106,716	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$51,213	$37,291	$53,354

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 5 — Ret. Tax. Inc.	A-5

Table 6: Assets (all $ in millions)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003
Residential loans owned by Redwood	$45	$17	$300	$256	$193	$259	$161	$97	$43
Residential loans consolidated from entities	13,649	16,324	19,083	21,237	22,015	21,299	19,755	17,989	16,196

Total GAAP residential loans	13,694	16,341	19,383	21,493	22,208	21,558	19,916	18,086	16,239

HELOC loans owned by Redwood	—	—	—	—	—	—	—	—	—
HELOC loans consolidated from entities	181	215	247	279	296	317	327	—	—

Total GAAP HELOC loans	181	215	247	279	296	317	327	—	—

Commercial loans owned by Redwood	7	21	16	22	32	21	25	14	14
Commercial loans consolidated from entities	53	35	26	35	22	12	8	8	9

Total GAAP commercial loans	60	56	42	57	54	33	33	22	23

Residential CES owned by Redwood	311	338	469	373	351	327	312	256	251
Residential CES consolidated from entities	302	326	237	238	211	170	131	119	128

Total GAAP residential CES	613	664	706	611	562	497	443	375	379

Commercial CES owned by Redwood	58	44	29	29	14	9	2	2	—
Commercial CES consolidated from entities	—	—

Total GAAP Commercial CES	58	44	29	29	14	9	2	2	—

Other securities owned by Redwood	167	234	208	70	115	161	213	237	167
Other securities consolidated from entities	1,582	1,549	1,441	1,435	1,266	1,069	881	698	678

Total GAAP other securities	1,749	1,783	1,649	1,505	1,381	1,230	1,094	935	845

Cash owned by Redwood	176	163	72	65	57	76	38	58	58
Restricted cash consolidated from entities	72	59	48	58	36	45	20	14	22
Accrued interest receivable	76	80	85	82	72	62	49	44	40
Principal receivable	—	2	—	—	3	1	12	—	13
Interest rate agreements	31	25	13	29	16	10	17	1	2
Deferred tax asset	5	8	7	8	11	9	5	—	—
Deferred asset-backed security issuance costs	54	56	59	63	61	58	53	47	44
Other assets	8	9	6	6	7	7	7	6	5

Total GAAP assets	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016	$19,590	$17,670

Residential loans owned by Redwood	$45	$17	$300	$256	$193	$259	$161	$97	$43
HELOC loans owned by Redwood	—	—	—	—	—	—	—	—	—
Commercial loans owned by Redwood	7	21	16	22	32	21	25	14	14
Residential CES owned by Redwood	311	338	469	373	351	327	312	256	251
Commercial CES owned by Redwood	58	44	29	29	14	9	2	2	—
Other securities owned by Redwood	167	234	208	70	129	170	215	239	167
Cash owned by Redwood	176	163	72	65	57	76	38	58	58
Assets of securitizations for GAAP	15,767	18,449	21,034	23,224	23,810	22,867	21,102	18,814	17,011
ABS liabilities of entities for GAAP	(15,585)	(18,238)	(20,815)	(23,057)	(23,630)	(22,680)	(20,923)	(18,630)	(16,826)

Redwood earning assets — GAAP basis	$946	$1,028	$1,313	$982	$956	$1,049	$932	$850	$718

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 6 — Assets	A-6

Table 7: Liabilities (all $ in millions)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003
Redwood Trust debt: short-term	$170	$162	$453	$199	$203	$246	$270	$278	$236
Redwood Trust debt: long-term	—	—	—	—	—	—	—	—	—

Total Redwood Trust debt	170	162	453	199	203	246	270	278	236

ABS issued, consolidated from entities	15,422	18,049	20,598	22,821	23,383	22,449	20,724	18,458	16,661
Unamortized IO issuance premium	143	163	186	202	210	185	161	162	153
Unamortized ABS issuance premium	20	25	31	34	37	46	38	10	12

ABS obligations of entities	15,585	18,237	20,815	23,057	23,630	22,680	20,923	18,630	16,826

Accrued interest payable	41	42	43	38	35	29	22	18	17
Interest rate agreements	1	1	3	0	1	7	1	12	4
Accrued expenses and other liabilities	28	30	23	26	29	32	28	21	22
Dividends payable	17	17	17	17	16	16	14	23	12

Total GAAP liabilities	15,842	18,489	21,354	23,337	23,914	23,010	21,258	18,982	17,117

Common stock and paid-in capital	825	808	803	795	773	727	625	549	518
Accumulated other comprehensive income	74	117	137	125	105	97	111	79	82
Cumulative GAAP earnings	681	639	583	542	482	427	355	299	249
Cumulative distributions to shareholders	(645)	(548)	(531)	(514)	(496)	(349)	(333)	(319)	(296)

GAAP stockholders’ equity	935	1,016	992	948	864	902	758	608	553

Total GAAP liabilities and equity	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016	$19,590	$17,670

Total Redwood Trust debt	$170	$162	$453	$199	$203	$246	$270	$278	$236
GAAP stockholders’ equity	935	1016	992	948	864	902	758	608	553

Redwood capital	$1,105	$1,178	$1,445	$1,147	$1,067	$1,148	$1,028	$886	$789

Redwood debt to equity ratio	18%	16%	46%	21%	23%	27%	36%	46%	43%
Debt to capital ratio	15%	14%	31%	17%	19%	21%	26%	31%	30%

Redwood earning assets	$946	$1,028	$1,313	$982	$942	$1,040	$930	$848	$718
Redwood debt	170	162	453	199	203	246	270	278	236

Redwood net earning assets (GAAP basis)	$776	$866	$860	$783	$739	$794	$660	$570	$482

Equity to earning assets	99%	99%	76%	97%	92%	87%	82%	72%	77%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 7 — Liabilities	A-7

Table 8: Book Value and Profitability (all $ in thousands, except per share data)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003	2005	2004	2003
GAAP equity	$934,960	$1,016,065	$991,757	$948,001	$864,156	$901,841	$757,940	$608,122	$553,328	$934,960	$864,156	$553,328
Balance sheet mark-to-market adjustments	73,731	117,043	137,380	124,784	105,357	96,452	111,221	78,517	82,179	73,731	105,357	82,179

Core equity	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$529,605	$471,149	$861,229	$758,799	$471,149

Core equity	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$529,605	$471,149	$861,229	$758,799	$471,149
REIT taxable income to be paid as dividends	51,213	106,716	80,166	62,218	37,291	138,982	109,790	69,263	53,354	51,213	37,291	53,354

Adjusted core equity	$810,016	$792,306	$774,211	$760,999	$721,508	$666,407	$536,929	$460,342	$417,795	$810,016	$721,508	$417,795

Shares outstanding at quarter end	25,133	24,764	24,647	24,514	24,154	23,346	21,511	19,796	19,063	25,133	24,154	19,063

GAAP equity per share	$37.20	$41.03	$40.24	$38.67	$35.78	$38.63	$35.24	$30.72	$29.03	$37.20	$35.78	$29.03
Core equity per share	$34.27	$36.30	$34.66	$33.58	$31.42	$34.50	$30.06	$26.75	$24.72	$34.27	$31.42	$24.72
Adjusted core equity per share	$32.23	$31.99	$31.41	$31.03	$29.86	$28.55	$24.96	$23.25	$21.92	$32.23	$29.86	$21.92

PROFITABILITY
Net interest income	$41,150	$46,870	$53,208	$61,199	$58,007	$65,279	$47,620	$45,260	$39,668	$202,427	$216,166	$128,115
Net interest income / average core equity	19%	21%	25%	31%	30%	38%	33%	36%	34%	24%	34%	29%

Operating expenses (before excise and VSOE)	$12,177	$10,925	$10,974	$10,749	$7,781	$8,047	$8,892	$8,297	$7,680	$44,825	$33,017	$30,040
Op exp before VSOE/Net interest income	30%	23%	21%	18%	13%	12%	19%	18%	19%	22%	15%	23%

GAAP net income	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$50,791	$69,933	$199,872	$232,635	$131,698
GAAP net income/average core equity	19%	25%	19%	30%	28%	42%	38%	40%	60%	24%	36%	30%

Core earnings	$24,596	$30,967	$37,872	$45,466	$45,565	$51,969	$37,029	$34,783	$30,485	$138,901	$169,346	$90,557
Core earnings/average core equity	11%	14%	18%	23%	23%	30%	25%	27%	26%	16%	26%	20%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 8 — Book Value and Profitability	A-8

Table 9: Asset / Liability Matching at December 31, 2005 (all $ in thousands)(1)

		One-	Six-		Non		Total
		Month	Month	Fixed/	Interest		Liabilities
Asset	Asset	LIBOR	LIBOR	Hybrid	Bearing		And
Type	Amount	Liabilities	Liabilities	Liabilities	Liabilities	Equity	Equity
Cash (unrestricted)	$175,885	$175,885	$—	$—	$—	$—	$175,885
One-Month LIBOR	5,030,366	5,030,366	—	—	—	—	5,030,366
Six-Month LIBOR	9,862,192	—	9,725,039	—	—	137,153	9,862,192
Other ARM	269,494	173,616	—	—	—	95,878	269,494
Fixed/Hybrid < 1 yr (1)	71,481	—	—	47,380	—	24,101	71,481
Fixed / Hybrid > 1yr	1,119,868	—	—	602,698	—	517,170	1,119,868
Non-Earning Assets	247,674	—	—	—	87,016	160,658	247,674

Total (2)	$16,776,960	$5,379,867	$9,725,039	$650,078	$87,016	$934,960	$16,776,960

(1)	Projected principal receipts on fixed-rate and hybrid assets over the next twelve months.

(2)	includes assets and ABS liabilities of consolidated securitization entities.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 9 — Asset/Liability Matching	A-9

Table 10: Average Balance Sheet (all $ in thousands)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003	2005	2004	2003
Average residential real estate loans	$14,627,880	$17,373,023	$20,054,970	$21,640,501	$21,716,898	$20,484,287	$18,754,200	$16,916,295	$14,381,270	$18,402,001	$19,476,842	$9,932,961
Average residential HELOC	193,707	224,884	257,515	285,142	303,119	323,100	124,053	—	—	240,019	188,254	—
Average residential loan CES	534,420	585,663	550,460	493,412	424,879	368,887	317,235	287,078	272,999	541,224	349,779	275,308
Average commercial loan CES	44,109	32,192	25,085	19,255	10,836	7,372	2,075	677	—	30,234	5,261	—
Average commercial real estate loans	59,049	47,703	45,214	56,080	39,836	33,461	26,129	22,316	23,464	52,008	30,469	29,473
Average securities portfolio	1,743,808	1,687,506	1,548,085	1,423,487	1,267,692	1,141,456	978,014	861,328	709,867	1,601,837	1,062,901	532,683
Average cash and cash equivalents	339,379	134,422	124,707	124,685	126,556	101,937	81,450	70,641	116,265	181,259	95,251	87,886

Average earning assets	17,542,352	20,085,393	22,606,036	24,042,562	23,889,816	22,460,500	20,283,156	18,158,335	15,503,865	21,048,582	21,208,757	$10,858,311
Average other assets	806,329	905,906	759,517	520,622	430,219	416,736	327,205	227,634	254,552	749,340	350,847	199,961

Average total assets	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$18,385,969	$15,758,417	$21,797,922	$21,559,604	$11,058,272

Average Redwood debt	$253,302	$297,788	$216,639	$277,423	$348,177	$404,589	$539,231	$447,931	$410,631	$261,322	$434,662	$363,311
Average asset-backed securities issues	16,941,243	19,542,413	22,067,276	23,324,111	22,956,247	21,606,164	19,350,833	17,299,503	14,708,963	20,448,735	20,313,995	10,126,303

Average total obligations	17,194,545	19,840,201	22,283,915	23,601,534	23,304,424	22,010,753	19,890,064	17,747,434	15,119,594	20,710,057	20,748,657	10,489,614
Average other liabilities	154,823	136,769	111,294	66,188	145,752	64,916	56,424	54,150	79,750	117,597	80,448	41,850

Average total liabilities	17,349,368	19,976,970	22,395,209	23,667,722	23,450,176	22,075,669	19,946,488	17,801,584	15,199,344	20,827,654	20,829,105	10,531,464

Average core equity	880,329	880,482	840,098	794,866	776,833	695,488	583,875	506,445	469,857	849,257	641,182	443,171
Average balance sheet mark-to-market adjustments	118,984	133,847	130,246	100,596	93,026	106,079	79,998	77,940	89,216	121,011	89,317	83,637
Average total equity	999,313	1,014,329	970,344	895,462	869,859	801,567	663,873	584,385	559,073	970,268	730,499	526,808

Average total liabilities and equity	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$18,385,969	$15,758,417	$21,797,922	$21,559,604	$11,058,272

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 10 — Average Balance Sheet	A-10

Table 11: Balances & Yields (all $ in thousands)

		At period end
			Unamortized		Unrealized		For period ended
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance*	Income	Yield

Total Earning Assets (GAAP)	Q4: 2003	$17,657,339	$29,495	($225,947)	$82,600	$17,543,487	$15,503,865	$108,262	2.79%
	2003	17,657,339	21,354	(217,806)	82,600	17,543,487	10,858,311	330,976	3.05%
	Q1: 2004	19,595,182	47,341	(252,587)	87,874	19,477,810	18,158,335	124,837	2.75%
	Q2: 2004	21,975,772	57,582	(272,698)	91,454	21,852,110	20,283,156	137,979	2.72%
	Q3: 2004	23,883,198	102,744	(356,371)	90,818	23,720,389	22,460,500	180,090	3.21%
	Q4: 2004	24,863,331	104,063	(420,757)	95,396	24,572,723	23,889,816	205,178	3.44%
	2004	24,863,331	55,841	(372,535)	95,396	24,572,723	21,208,757	648,084	3.06%
	Q1: 2005	24,301,644	122,952	(487,952)	102,711	24,039,355	24,042,562	237,166	3.95%
	Q2: 2005	22,414,482	103,779	(522,490)	133,210	22,128,981	22,606,036	248,388	4.40%
	Q3: 2005	19,625,979	94,058	(551,562)	98,874	19,267,349	20,085,393	243,556	4.85%
	Q4: 2005	16,986,581	13,376	(527,213)	56,542	16,529,286	17,542,352	230,841	5.26%
	2005	16,986,581	13,376	(527,213)	56,542	16,529,286	21,048,582	959,951	4.56%

Residential Real Estate Loans	Q4: 2003	$16,110,748	$144,748	($16,336)	$—	$16,239,160	$14,381,270	$82,727	2.30%
	2003	16,110,748	144,748	(16,336)	—	16,239,160	9,932,961	235,978	2.38%
	Q1: 2004	17,950,901	154,451	(18,847)	—	18,086,505	16,916,295	98,826	2.34%
	Q2: 2004	19,766,481	169,174	(20,080)	—	19,915,575	18,754,200	109,880	2.34%
	Q3: 2004	21,381,784	197,472	(21,344)	—	21,557,912	20,484,287	147,974	2.89%
	Q4: 2004	22,023,888	207,607	(23,078)	—	22,208,417	21,716,898	168,831	3.11%
	2004	22,023,888	207,607	(23,078)	—	22,208,417	19,476,842	525,511	2.70%
	Q1: 2005	21,307,080	210,375	(24,231)	—	21,493,224	21,640,501	194,877	3.60%
	Q2: 2005	19,202,109	203,480	(22,396)	—	19,383,193	20,054,970	203,743	4.06%
	Q3: 2005	16,176,357	185,814	(20,991)	—	16,341,180	17,373,023	191,914	4.42%
	Q4: 2005	13,541,402	173,299	(20,868)	—	13,693,833	14,627,880	175,124	4.79%
	2005	13,541,402	173,299	(20,868)	—	13,693,833	18,402,001	765,658	4.16%

Home Equity Lines of Credit	Q4: 2003	$—	$—	$—	$—	$—	$—	$—	0.00%
	2003	—	—	—	—	—	—	—	0.00%
	Q1: 2004	—	—	—	—	—	—	—	0.00%
	Q2: 2004	317,045	10,043	(267)	—	326,821	124,053	536	1.73%
	Q3: 2004	308,697	9,029	(531)	—	317,195	303,119	1,618	2.00%
	Q4: 2004	288,954	8,087	(693)	—	296,348	303,119	2,177	2.87%
	2004	288,954	8,087	(693)	—	296,348	188,254	4,331	2.30%
	Q1: 2005	272,591	7,477	(596)	—	279,472	285,142	2,558	3.59%
	Q2: 2005	241,278	6,657	(563)	—	247,372	257,515	2,467	3.83%
	Q3: 2005	210,476	5,699	(1,038)	—	215,137	224,884	1,696	3.02%
	Q4: 2005	177,840	4,907	(1,788)		180,959	193,707	1,475	3.05%
	2005	177,840	4,907	(1,788)	—	180,959	240,019	8,196	3.41%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 11 — Balances & Yields	A-11

Table 11: Balances & Yields (all $ in thousands)

		At period end
			Unamortized		Unrealized		For period ended
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance*	Income	Yield

Residential Loan Credit-Enhancement Securities	Q4: 2003	$623,692	($123,329)	($200,970)	$79,334	$378,727	$272,999	$17,394	25.49%
	2003	623,692	(123,329)	(200,970)	79,334	378,727	275,308	68,091	24.73%
	Q1: 2004	634,000	(110,994)	(216,924)	68,534	374,616	287,078	15,533	21.64%
	Q2: 2004	712,908	(121,808)	(235,535)	86,674	442,239	317,235	16,077	20.27%
	Q3: 2004	830,524	(109,367)	(298,925)	74,577	496,809	368,887	16,007	17.36%
	Q4: 2004	933,772	(108,141)	(342,706)	78,733	561,658	424,879	16,985	15.99%
	2004	933,772	(108,141)	(342,706)	78,733	561,658	349,779	64,602	18.47%
	Q1: 2005	978,878	(89,405)	(365,998)	87,919	611,394	493,412	19,624	15.91%
	Q2: 2005	1,103,737	(96,488)	(404,180)	103,126	706,195	550,460	19,439	14.13%
	Q3: 2005	1,052,813	(89,429)	(382,862)	84,279	664,801	585,663	24,368	16.64%
	Q4: 2005	1,035,874	(126,811)	(354,610)	58,196	612,649	534,420	23,133	17.31%
	2005	1,035,874	(126,811)	(354,610)	58,196	612,649	541,224	86,564	15.99%

Commercial Loan Credit- Enhancement Securities	Q4: 2003	$—	$—	$—	$—	$—	$—	$—	0.00%
	2003	—	—	—	—	—	—	—	0.00%
	Q1: 2004	8,175	2,053	(8,175)	95	2,148	677	35	20.46%
	Q2: 2004	8,175	2,084	(8,175)	10	2,094	2,075	61	11.67%
	Q3: 2004	26,930	8,456	(26,930)	686	9,142	7,372	346	18.80%
	Q4: 2004	45,639	12,883	(45,639)	1,615	14,498	10,836	233	8.61%
	2004	45,639	12,883	(45,639)	1,615	14,498	5,261	675	12.83%
	Q1: 2005	88,671	25,344	(88,671)	3,226	28,570	19,255	356	7.40%
	Q2: 2005	87,210	24,847	(87,210)	4,549	29,396	25,085	881	14.05%
	Q3: 2005	138,530	41,127	(138,530)	2,413	43,540	32,192	453	5.63%
	Q4: 2005	175,343	19,474	(141,806)	4,676	57,687	44,109	923	8.37%
	2005	175,343	19,474	(141,806)	4,676	57,687	30,234	2,613	8.64%

Commercial Real Estate Loans	Q4: 2003	$31,180	($120)	($8,641)	$—	$22,419	$23,464	$244	4.16%
	2003	31,180	(120)	(8,641)	—	22,419	29,473	2,959	10.04%
	Q1: 2004	31,136	(318)	(8,641)	—	22,177	22,316	701	12.56%
	Q2: 2004	43,448	(1,261)	(8,641)	—	33,546	26,129	868	13.29%
	Q3: 2004	43,410	(1,380)	(8,641)	—	33,389	33,461	1,038	12.40%
	Q4: 2004	65,598	(2,478)	(8,641)	—	54,479	39,836	1,162	11.67%
	2004	65,598	(2,478)	(8,641)	—	54,479	30,469	3,769	12.37%
	Q1: 2005	67,365	(2,305)	(8,456)	—	56,604	56,080	1,587	11.32%
	Q2: 2005	51,778	(1,843)	(8,141)	—	41,794	45,214	1,208	10.68%
	Q3: 2005	66,348	(2,105)	(8,141)	—	56,102	47,703	1,209	10.14%
	Q4: 2005	70,091	(2,258)	(8,141)	—	59,692	59,049	1,281	8.68%
	2005	70,091	(2,258)	(8,141)	—	59,692	52,008	5,285	10.16%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 11 — Balances & Yields	A-12

Table 11: Balances & Yields (all $ in thousands)

		At period end
			Unamortized		Unrealized		For period ended
			Premium/	Credit	Gain /	Net Book	Average	Interest
		Current Face	(Discount)	Protection	(loss)	Value	Balance*	Income	Yield

Securities	Q4: 2003	$833,252	$8,196	$—	$3,266	$844,714	$709,867	$7,803	4.40%
	2003	833,252	8,196	—	3,266	844,714	532,683	23,530	4.42%
	Q1: 2004	913,104	2,149	—	19,245	934,498	861,328	9,576	4.45%
	Q2: 2004	1,089,254	(650)	—	4,770	1,093,374	978,014	10,484	4.29%
	Q3: 2004	1,215,847	(1,466)	—	15,555	1,229,936	1,141,456	12,932	4.53%
	Q4: 2004	1,378,924	(13,895)	—	15,048	1,380,077	1,267,692	15,282	4.82%
	2004	1,378,924	(13,895)	—	15,048	1,380,077	1,062,901	48,274	4.54%
	Q1: 2005	1,522,345	(28,534)	—	11,566	1,505,377	1,423,487	17,584	4.94%
	Q2: 2005	1,656,177	(32,874)	—	25,535	1,648,838	1,548,085	19,846	5.13%
	Q3: 2005	1,818,295	(47,048)	—	12,182	1,783,429	1,687,506	22,926	5.43%
	Q4: 2005	1,810,146	(55,235)	—	(6,330)	1,748,581	1,743,808	26,075	5.98%
	2005	1,810,146	(55,235)	—	(6,330)	1,748,581	1,601,837	86,431	5.40%

Cash & Equivalents	Q4: 2003	$58,467	$—	$—	$—	$58,467		$94
	2003	58,467	—	—	—	58,467		418
	Q1: 2004	57,866	—	—	—	57,866		166
	Q2: 2004	38,461	—	—	—	38,461		73
	Q3: 2004	76,006	—	—	—	76,006		175
	Q4: 2004	126,556	—	—	—	57,246		508
	2004	95,251	—	—	—	57,246		922
	Q1: 2005	64,714	—	—	—	64,714		580
	Q2: 2005	72,193	—	—	—	72,193		804
	Q3: 2005	163,160	—	—	—	163,160		990
	Q4: 2005	175,885	—	—	—	175,885		2,830
	2005	175,885	—	—	—	175,885		5,204

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 11 — Balances & Yields	A-13

Table 12: Portfolio Activity (all $ in thousands)

					Discount /			Net Mark-to-
				Principal	(Premium)		Net Charge-offs /	Market	Net Increase /
		Acquisitions	Sales	Payments	Amortization	Credit Provision	(Recoveries)	Adjustment	(Decrease)

Residential Real Estate Loans (GAAP)	Q4: 2003	$2,897,863	($605)	($458,957)	($9,684)	($2,769)	$50	$12	$2,425,910
	2003	11,401,367	(73,742)	(1,266,702)	(29,615)	(8,146)	81	738	10,023,981
	Q1: 2004	2,321,706	0	(460,334)	(11,516)	(2,511)	0	0	1,847,345
	Q2: 2004	2,703,443	0	(859,148)	(13,992)	(1,233)	0	0	1,829,070
	Q3: 2004	2,898,165	(112,811)	(1,144,320)	2,078	(1,264)	0	489	1,642,337
	Q4: 2004	1,791,951	(865)	(1,132,854)	(5,993)	(1,535)	176	(375)	650,505
	2004	9,715,265	(113,676)	(3,596,656)	(29,423)	(6,543)	176	114	5,969,257
	Q1: 2005	832,383	0	(1,539,387)	(7,036)	(1,307)	154	0	(715,193)
	Q2: 2005	426,806	(3,378)	(2,526,236)	(8,937)	1,494	(34)	254	(2,110,031)
	Q3: 2005	332,049	(263,079)	(3,098,691)	(13,479)	1,315	90	(218)	(3,042,013)
	Q4: 2005	271,742	(240,987)	(2,665,727)	(12,544)	(128)	250	48	(2,647,346)
	2005	1,862,980	(507,444)	(9,830,041)	(41,996)	1,374	460	84	(8,514,583)

Home Equity Line of Credit	Q4: 2003	$—	$—	$—	$—	$—	$—	$—	$—
	2003	—	—	—	—	—	—	—	—
	Q1: 2004	—	—	—	—	—	—	—	—
	Q2: 2004	335,044	—	(7,706)	(250)	(267)	—	—	326,821
	Q3: 2004	—	—	(8,290)	(1,072)	(264)	—	—	(9,626)
	Q4: 2004	—	—	(19,743)	(942)	(162)	—	—	(20,847)
	2004	335,044	—	(35,739)	(2,264)	(693)	—	—	296,348
	Q1: 2005	—	—	(16,365)	(608)	97	—	—	(16,876)
	Q2: 2005	127	—	(31,439)	(821)	33	—	—	(32,100)
	Q3: 2005	—	—	(30,801)	(959)	(510)	35	—	(32,235)
	Q4: 2005	133	—	(32,773)	(790)	(749)	—	—	(34,179)
	2005	260	—	(111,378)	(3,178)	(1,129)	35	—	(115,390)

Residential Loan Credit-Enhancement Securities	Q4: 2003	$77,367	$—	($116,575)	$10,188	$—	$—	$34,336	$5,316
	2003	148,873	(1,248)	(216,207)	37,189	—	—	57,641	26,248
	Q1: 2004	37,608	(22,416)	(34,640)	8,637	—	—	6,700	(4,111)
	Q2: 2004	75,027	—	(46,997)	8,847	—	—	30,746	67,623
	Q3: 2004	82,918	—	(44,822)	8,181	—	—	8,293	54,570
	Q4: 2004	72,976	—	(30,900)	8,443	—	—	14,330	64,849
	2004	268,529	(22,416)	(157,359)	34,108	—	—	60,069	182,931
	Q1: 2005	67,809	(27,293)	(23,932)	8,727	—	—	24,425	49,736
	Q2: 2005	87,849	—	(20,400)	7,775	—	—	19,577	94,801
	Q3: 2005	57,481	(98,775)	(18,403)	11,193	—	—	7,110	(41,394)
	Q4: 2005	54,664	(81,292)	(22,468)	10,456	—	—	(13,512)	(52,152)
	2005	267,803	(207,360)	(85,203)	38,151	—	—	37,600	50,991

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 12 — Portfolio Activity	A-14

Table 12: Portfolio Activity (all $ in thousands)

					Discount /			Net Mark-to-
				Principal	(Premium)		Net Charge-offs /	Market	Net Increase /
		Acquisitions	Sales	Payments	Amortization	Credit Provision	(Recoveries)	Adjustment	(Decrease)

Commercial Loan Credit-Enhancement Securities	Q4: 2003	$—	$—	$—	$—	$—	$—	$—	$—
	2003	—	—	—	—	—	—	—	—
	Q1: 2004	2,053	—	—	—	—	—	94	2,147
	Q2: 2004	74	—	—	(42)	—	—	(85)	(53)
	Q3: 2004	6,311	—	—	60	—	—	677	7,048
	Q4: 2004	4,770	—	—	(343)	—	—	929	5,356
	2004	13,208	—	—	(325)	—	—	1,615	14,498
	Q1: 2005	12,870	—	—	(409)	—	—	1,611	14,072
	Q2: 2005	—	—	—	(346)	—	—	1,173	827
	Q3: 2005	17,182	—	—	(902)	—	—	(2,136)	14,144
	Q4: 2005	13,028	—	—	(904)	—	—	2,022	14,146
	2005	43,080	—	—	(2,561)	—	—	2,670	43,189

Commercial Real Estate Loans	Q4: 2003	$—	$—	($31)	($198)	($500)	$—	($500)	($1,189)
	2003	6,442	(774)	(11,353)	(298)	(500)	—	(368)	(6,851)
	Q1: 2004	—	—	(45)	(122)	—	—	(75)	(242)
	Q2: 2004	17,066	(2,339)	(3,233)	(102)	—	—	(23)	11,369
	Q3: 2004	—	—	(29)	(128)	—	—	—	(157)
	Q4: 2004	21,305	—	(83)	(132)	—	—	—	21,090
	2004	38,371	(2,339)	(3,390)	(484)	—	—	(98)	32,060
	Q1: 2005	6,732	—	(5,267)	(30)	185	—	505	2,125
	Q2: 2005	—	(11,192)	(3,769)	(99)	—	—	250	(14,810)
	Q3: 2005	14,219	(17)	158	(69)	—	—	17	14,308
	Q4: 2005	4,248	—	(506)	(152)	—	—	—	3,590
	2005	25,199	(11,209)	(9,384)	(350)	185	—	772	5,213

Securities	Q4: 2003	$256,588	$—	($17,658)	($343)	$—	$—	$1,042	$239,629
	2003	565,760	(4,051)	(53,790)	(547)	—	—	1,645	509,017
	Q1: 2004	84,225	(142)	(9,807)	(484)	—	—	15,993	89,785
	Q2: 2004	192,626	(8,333)	(10,069)	(663)	—	—	(14,686)	158,875
	Q3: 2004	144,753	—	(18,489)	(146)	—	—	10,444	136,562
	Q4: 2004	176,341	—	(25,189)	39	—	—	(1,050)	150,141
	2004	597,945	(8,475)	(63,554)	(1,254)	—	—	10,701	535,363
	Q1: 2005	168,337	(12,362)	(27,070)	115	—	—	(3,720)	125,300
	Q2: 2005	156,182	(3,012)	(22,333)	151	—	—	12,472	143,460
	Q3: 2005	190,160	—	(41,618)	566	—	—	(14,517)	134,591
	Q4: 2005	169,736	(151,620)	(38,005)	907	—	—	(15,865)	(34,847)
	2005	684,415	(166,994)	(129,026)	1,739	—	—	(21,630)	368,504

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 12 — Portfolio Activity	A-15

Table 13: Residential Credit Results (all $ in thousands)

										Losses To	Redwood’s	Total Credit
			Internally-			Total Credit	Seriously	Seriously		Securities Junior	Share of Net	Losses As % of
		Underlying	Designated	External Credit	Total Credit	Protection as %	Delinquent	Delinquent Loan	Total Credit	to Redwood's	Charge-	Loans
		Loans	Credit Reserve	Enhancement	Protection (1)	of Loans	Loans	%	Losses	Interest	offs/(Recoveries)	(Annualized)

Total Managed Resi Portfolio	Q4: 2003	$84,243,923	$217,306	$46,476	$263,782	0.31%	$137,978	0.16%	$1,645	$357	$1,288	<0.01%
	2003	84,243,923	217,306	46,476	263,782	0.31%	137,978	0.16%	4,186	1,003	3,183	<0.01%
	Q1: 2004	89,312,471	235,771	43,797	279,568	0.31%	146,055	0.16%	103	—	103	<0.01%
	Q2: 2004	116,871,703	255,615	70,460	326,075	0.28%	136,654	0.12%	1,781	75	1,706	<0.01%
	Q3: 2004	142,967,137	320,269	69,244	389,513	0.27%	185,023	0.13%	730	196	534	<0.01%
	Q4: 2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	689	—	689	<0.01%
	2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	3,303	271	3,032	<0.01%
	Q1: 2005	151,434,189	390,229	92,467	482,696	0.32%	217,159	0.14%	1,377	—	1,377	<0.01%
	Q2: 2005	183,248,239	426,576	141,970	568,546	0.31%	245,399	0.13%	740	196	544	<0.01%
	Q3: 2005	195,243,546	403,853	134,967	538,820	0.28%	282,850	0.14%	1,812	220	1,592	<0.01%
	Q4: 2005	183,727,043	375,478	140,907	516,385	0.28%	366,934	0.20%	1,175	—	1,175	<0.01%
	2005	183,727,043	375,478	140,907	516,385	0.28%	366,934	0.20%	5,104	416	4,688	<0.01%

Residential Real Estate Loans	Q4: 2003	$16,110,748	$16,336	$—	$16,336	0.10%	$5,419	0.03%	$50	$—	$50	<0.01%
	2003	16,110,748	16,336	—	16,336	0.10%	5,419	0.03%	81	—	81	<0.01%
	Q1: 2004	17,950,901	18,847	—	18,847	0.10%	3,439	0.02%	—	—	—	0.00%
	Q2: 2004	19,766,481	20,080	—	20,080	0.10%	5,362	0.03%	—	—	—	0.00%
	Q3: 2004	21,381,784	21,344	—	21,344	0.10%	10,785	0.05%	—	—	—	0.00%
	Q4: 2004	22,023,888	23,078	—	23,078	0.10%	13,338	0.06%	176	—	176	<0.01%
	2004	22,023,888	23,078	—	23,078	0.10%	13,338	0.06%	176	—	176	<0.01%
	Q1: 2005	21,307,080	24,231	—	24,231	0.11%	16,066	0.08%	154	—	154	<0.01%
	Q2: 2005	19,202,109	22,396	—	22,396	0.12%	16,514	0.09%	(34)	—	(34)	0.00%
	Q3: 2005	16,176,357	20,991	—	20,991	0.13%	22,956	0.14%	90	—	90	<0.01%
	Q4: 2005	13,541,402	20,868	—	20,868	0.15%	35,748	0.26%	251	—	251	<0.01%
	2005	13,541,402	20,868	—	20,868	0.15%	35,748	0.26%	461	—	461	<0.01%

Residential Loan CES	Q4: 2003	$68,133,175	$200,970	$46,476	$247,446	0.36%	$132,559	0.19%	$1,595	$357	$1,238	<0.01%
	2003	68,133,175	200,970	46,476	247,446	0.36%	132,559	0.19%	4,105	1,003	3,102	<0.01%
	Q1: 2004	71,361,570	216,924	43,797	260,721	0.37%	142,616	0.20%	103	—	103	<0.01%
	Q2: 2004	97,105,222	235,535	70,460	305,995	0.32%	131,292	0.14%	1,781	75	1,706	<0.01%
	Q3: 2004	121,585,353	298,925	69,244	368,169	0.30%	174,238	0.14%	730	196	534	<0.01%
	Q4: 2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	513	—	513	<0.01%
	2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	3,127	271	2,856	<0.01%
	Q1: 2005	130,127,109	365,998	92,467	458,465	0.35%	201,093	0.15%	1,223	—	1,223	<0.01%
	Q2: 2005	164,046,130	404,180	141,970	546,150	0.33%	228,885	0.14%	774	196	578	<0.01%
	Q3: 2005	179,067,189	382,862	134,967	517,829	0.29%	259,894	0.15%	1,722	220	1,502	<0.01%
	Q4: 2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	924	—	924	<0.01%
	2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	4,643	416	4,227	<0.01%

(1) The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally-designated credit reserves on loans credit enhanced and the external credit enhancement on loans credit enhanced are only available to absorb losses on the residential loan credit-enhancement portfolio. This table excludes the residential home equity lines of credit.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 13 — Residential Credit	A-16

Table 14: Residential Real Estate Loan Characteristics (at period end, all $ in thousands)

	Dec. 2005	Sept. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Sep. 2004	Jun. 2004	Mar. 2004	Dec. 2003

Residential Loans	$13,541,401	$16,176,357	$19,202,109	$21,307,080	$22,023,888	$21,381,784	$19,766,481	$17,950,901	$16,110,748
Number of loans	41,253	48,578	56,653	62,059	63,236	60,859	55,679	49,619	43,917
Average loan size	$328	$333	$339	$343	$348	$351	$355	$362	$367
Adjustable %	99%	100%	100%	100%	100%	100%	100%	100%	100%
Hybrid %	1%	0%	0%	0%	0%	0%	0%	0%	0%
Fixed %	0%	0%	0%	0%	0%	0%	0%	0%	0%
Negam%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Interest Only%	100%	100%	100%	100%	100%	100%	100%	100%	100%

LIBOR 1M %	27%	26%	25%	24%	24%	22%	21%	22%	23%
LIBOR 6M %	72%	74%	75%	76%	76%	78%	79%	78%	77%
HYBRID %	1%	0%	0%	0%	0%	0%	0%	0%	0%

Northern CA	10%	11%	12%	12%	13%	13%	12%	12%	12%
Southern CA	11%	11%	12%	12%	13%	13%	14%	13%	13%
Florida	12%	12%	11%	11%	11%	11%	11%	11%	11%
New York	5%	5%	5%	5%	5%	5%	5%	5%	6%
Georgia	5%	5%	5%	5%	5%	5%	5%	5%	5%
Texas	5%	4%	4%	4%	4%	4%	4%	4%	4%
New Jersey	4%	4%	4%	4%	4%	4%	4%	4%	5%
Arizona	4%	4%	4%	4%	4%	4%	4%	4%	4%
Colorado	4%	3%	4%	4%	4%	4%	4%	4%	4%
Virginia	3%	3%	3%	3%	3%	3%	3%	3%	3%
North Carolina	3%	2%	2%	2%	2%	2%	2%	2%	2%
Ohio	3%	2%	2%	2%	2%	2%	2%	2%	2%
Other states	31%	33%	32%	31%	31%	30%	30%	31%	31%

Year 2005 origination	6%	5%	4%	3%	0%	0%	0%	0%	0%
Year 2004 origination	45%	37%	37%	38%	38%	32%	23%	11%	0%
Year 2003 origination	27%	39%	40%	41%	42%	46%	52%	60%	66%
Year 2002 origination	18%	15%	15%	16%	16%	18%	21%	24%	28%
Year 2001 origination or earlier	4%	4%	4%	3%	4%	4%	5%	5%	6%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 14 — Residential Loans	A-17

Table 14: Residential Real Estate Loan Characteristics (at period end, all $ in thousands)

	Dec. 2005	Sept. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Sep. 2004	Jun. 2004	Mar. 2004	Dec. 2003

Wtg Avg Original LTV	69%	68%	69%	68%	68%	68%	68%	68%	68%
Wtg Avg Original Effective LTV	67%	67%	67%	67%	67%	66%	66%	66%	65%
Original LTV: 0% - 20%	1%	1%	1%	1%	1%	1%	1%	1%	1%
Original LTV: 20% - 30%	1%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 30% - 40%	4%	4%	4%	4%	4%	4%	4%	5%	5%
Original LTV: 40% - 50%	7%	8%	7%	7%	7%	8%	8%	8%	8%
Original LTV: 50% - 60%	11%	11%	11%	11%	12%	11%	12%	12%	13%
Original LTV: 60% - 70%	21%	20%	20%	20%	20%	20%	20%	20%	20%
Original LTV: 70% - 75%	14%	14%	14%	15%	15%	14%	14%	14%	13%
Original LTV: 75% - 80%	34%	32%	33%	32%	31%	31%	30%	29%	28%
Original LTV: 80% - 90%	2%	3%	2%	2%	2%	2%	2%	2%	3%
Original LTV: 90% - 100%	5%	6%	6%	6%	6%	7%	7%	7%	7%

Wtg Avg FICO	731	731	731	731	731	731	731	731	731
FICO: <= 600	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 601 -620	1%	1%	1%	1%	1%	1%	1%	1%	1%
FICO: 621 - 640	1%	1%	1%	1%	1%	2%	2%	2%	2%
FICO: 641 -660	3%	3%	3%	3%	3%	3%	3%	3%	4%
FICO: 661 - 680	8%	8%	8%	8%	8%	8%	8%	8%	7%
FICO: 681 - 700	12%	12%	12%	12%	12%	12%	12%	11%	11%
FICO: 701 - 720	15%	14%	14%	14%	14%	14%	14%	14%	14%
FICO: 721 - 740	13%	14%	14%	14%	14%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	16%	16%	16%	16%	16%	16%
FICO: 761 - 780	17%	17%	17%	17%	17%	17%	17%	17%	17%
FICO: 781 - 800	11%	11%	11%	11%	11%	11%	11%	11%	12%
FICO: >= 801	3%	2%	2%	2%	2%	2%	2%	2%	2%

Conforming at Origination %	38%	37%	37%	36%	36%	36%	35%	34%	34%
% balance in loans > $1mm per loan	13%	14%	13%	13%	14%	14%	14%	15%	16%

2nd Home %	10%	10%	10%	10%	10%	10%	10%	10%	10%
Investment Home %	2%	2%	2%	2%	2%	2%	2%	2%	2%

Purchase	33%	33%	33%	34%	33%	33%	31%	31%	30%
Cash Out Refi	34%	34%	34%	34%	34%	35%	36%	36%	35%
Rate-Term Refi	32%	32%	32%	31%	31%	31%	31%	31%	32%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	1%	1%	1%	1%	1%	1%	1%	2%	2%
This table only includes loans shown under “residential real estate loans” on our GAAP balance sheet. These are the loans securitized by Sequoia securitization entities sponsored by Redwood. Not included are loans underlying residential credit-enhancement securities by Redwood from securitizations sponsored by others.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 14 — Residential Loans	A-18

Table 15: Residential Loan Credit-Enhancement Securities — Underlying Collateral Characteristics (all $ in thousands)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003

First loss position, principal value	$471,079	$433,557	$425,080	$375,646	$352,752	$320,975	$279,927	$262,329	$255,570
Second loss position, principal value	170,928	231,837	306,145	265,639	276,720	244,042	197,403	176,672	174,592
Third loss position, principal value	393,867	387,419	372,512	337,593	304,300	265,507	235,578	194,999	193,530

Total principal value	$1,035,874	$1,052,813	$1,103,737	$978,878	$933,772	$830,524	$712,908	$634,000	$623,692

First loss position, reported value	$154,930	$152,470	$150,621	$126,694	$110,933	$99,783	$102,088	$75,769	$78,030
Second loss position, reported value	120,690	171,398	228,737	191,962	195,536	174,371	145,211	133,167	134,225
Third loss position, reported value	337,029	340,933	326,837	292,738	255,189	222,655	194,940	165,680	166,472

Total reported value	$612,649	$664,801	$706,195	$611,394	$561,658	$496,809	$442,239	$374,616	$378,727

Internal Designated Credit Reserves	$354,610	$382,862	$404,180	$365,998	$340,123	298,925	$235,535	$216,924	$200,970
External Credit Enhancement	140,907	134,967	141,970	92,467	67,650	69,244	70,460	43,797	46,476

Total Credit Protection	$495,517	$517,829	$546,150	$458,465	$407,773	$368,169	$305,995	$260,721	$247,446
As % of Total Portfolio	0.29%	0.29%	0.33%	0.35%	0.32%	0.30%	0.32%	0.37%	0.36%

Underlying Residential Real Estate Loans	$170,185,641	$179,067,189	$164,046,130	$130,127,109	$126,486,797	$121,585,353	$97,105,222	$71,361,570	$68,133,175
Number of credit-enhanced loans	500,907	527,048	492,513	343,928	332,130	281,543	222,725	158,904	150,031
Average loan size	$340	$340	$333	$378	$381	$432	$436	$449	$454

Adjustable %	5%	7%	7%	9%	9%	8%	8%	7%	8%
Negam %	24%	18%	18%	18%	17%	14%	12%	11%	12%
Hybrid %	32%	32%	30%	28%	28%	29%	33%	37%	42%
Fixed %	38%	43%	45%	45%	46%	49%	47%	45%	38%

Interest Only %	24%	24%	23%	24%	24%	24%	24%	22%	25%

Northern California	21%	20%	20%	20%	19%	21%	22%	23%	23%
Southern California	25%	24%	24%	23%	22%	23%	23%	23%	24%
Florida	6%	5%	5%	5%	6%	5%	5%	4%	4%
New York	5%	5%	5%	5%	5%	5%	5%	5%	5%
Virginia	4%	4%	4%	4%	4%	4%	4%	4%	4%
New Jersey	3%	4%	4%	4%	4%	4%	4%	4%	4%
Texas	3%	3%	3%	3%	3%	3%	3%	3%	3%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	3%
Colorado	2%	3%	3%	3%	3%	3%	3%	3%	3%
Other states (none greater than 3%)	28%	29%	29%	30%	31%	29%	28%	28%	27%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 15 — Residential CES	A-19

Table 15: Residential Loan Credit-Enhancement Securities — Underlying Collateral
Characteristics (all $ in thousands)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003

Year 2005 origination	24%	15%	15%	6%	0%	0%	0%	0%	0%
Year 2004 origination	34%	41%	51%	55%	55%	51%	39%	16%	0%
Year 2003 origination	33%	35%	26%	29%	32%	36%	44%	59%	64%
Year 2002 origination	6%	6%	5%	6%	7%	7%	9%	14%	19%
Year 2001 origination	2%	2%	2%	2%	3%	3%	4%	6%	9%
Year 2000 origination	0%	0%	0%	0%	0%	0%	1%	1%	1%
Year 1999 origination	0%	0%	0%	0%	1%	1%	1%	1%	2%
Year 1998 or earlier origination	1%	1%	1%	2%	2%	2%	2%	3%	5%

Wtg Avg Original LTV	68%	68%	68%	68%	68%	68%	67%	67%	67%
Original LTV: 0% - 20%	1%	1%	0%	0%	0%	0%	0%	0%	0%
Original LTV: 20% - 30%	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 30% - 40%	3%	3%	3%	3%	3%	3%	3%	4%	4%
Original LTV: 40% - 50%	8%	8%	8%	8%	8%	8%	8%	8%	8%
Original LTV: 50% - 60%	12%	12%	12%	12%	12%	13%	13%	13%	13%
Original LTV: 60% - 70%	22%	22%	23%	23%	23%	23%	24%	24%	23%
Original LTV: 70% - 75%	15%	15%	15%	15%	15%	15%	15%	15%	15%
Original LTV: 75% - 80%	34%	34%	33%	33%	33%	33%	32%	31%	31%
Original LTV: 80% - 90%	2%	2%	3%	3%	3%	2%	2%	2%	3%
Original LTV: 90% - 100%	1%	1%	1%	1%	1%	1%	1%	1%	1%

Wtg Avg FICO	732	732	731	730	730	728	731	732	732
FICO: <= 600	0%	0%	0%	0%	0%	0%	0%	0%	0%
FICO: 601 -620	1%	0%	0%	0%	0%	0%	0%	0%	0%
FICO: 621 - 640	2%	2%	2%	2%	2%	2%	2%	2%	2%
FICO: 641 -660	4%	4%	4%	4%	4%	4%	4%	4%	3%
FICO: 661 - 680	7%	7%	7%	7%	7%	7%	7%	7%	6%
FICO: 681 - 700	11%	11%	11%	11%	11%	11%	10%	10%	10%
FICO: 701 - 720	13%	13%	13%	13%	13%	13%	13%	13%	13%
FICO: 721 - 740	13%	14%	14%	14%	14%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	16%	16%	16%	16%	16%	16%
FICO: 761 - 780	17%	17%	17%	17%	17%	18%	18%	17%	17%
FICO: 781 - 800	12%	12%	12%	11%	11%	11%	11%	11%	11%
FICO: >= 801	3%	3%	3%	2%	2%	2%	2%	2%	2%
Unknown	2%	2%	2%	2%	2%	2%	3%	4%	5%

Conforming at Origination %	25%	23%	22%	20%	17%	15%	17%	11%	9%
% balance in loans > $1mm per loan	8%	6%	6%	6%	5%	6%	7%	7%	8%

2nd Home %	6%	6%	5%	5%	5%	5%	6%	5%	5%
Investment Home %	3%	2%	3%	2%	2%	2%	2%	2%	2%

Purchase	37%	37%	40%	36%	34%	33%	32%	30%	31%
Cash Out Refi	29%	27%	25%	26%	26%	23%	23%	23%	23%
Rate-Term Refi	34%	36%	33%	38%	40%	44%	44%	46%	45%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	2%	0%	0%	0%	1%	1%	1%
This table includes loans underlying residential credit-enhancement securities acquired from securitizations sponsored by others. Not included are loans underlying residential credit-enhancement securities acquired from Sequoia entities sponsored by Redwood.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 15 — Residential CES	A-20

Table 16: Commercial Real Estate Loans — Characteristics (all $ in thousands)

	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004	Q4:2003
Commercial Mortgage Loans	$59,692	$56,102	$41,794	$56,604	$54,479	$33,389	$33,546	$22,177	$22,419
Number of Loans	13	12	9	12	9	7	6	9	9
Average Loan Size	$4,592	$4,675	$4,644	$4,717	$6,053	$4,770	$5,591	$2,464	$2,491
Serious Delinquency	—	—	—	—	—	—	—	—	—
Realized Credit losses	—	—	—	—	—	—	—	—	—
California %	25%	28%	37%	42%	44%	72%	72%	65%	65%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 16 — Commercial Loans	A-21

Table 17: Commercial Loan Credit Results (all $ in thousands)

										Losses To
			Internally-							Securities	Redwood’s	Total Credit
			Designated			Total Credit	Seriously	Seriously		Junior to	Share of Net	Losses As %
		Underlying	Credit	External Credit	Total Credit	Protection as	Delinquent	Delinquent	Total Credit	Redwood’s	Charge-offs/	of Loans
		Loans (1)	Securities	Enhancement	Protection (2)	% of Loans	Loans	Loan %	Losses	Interest	(Recoveries)	(Annualized)

Total Managed Commercial Portfolio	Q4: 2003	$31,180	$8,641	$—	$8,641	27.71%	$—	0.00%	$50	$—	$50	0.64%
	2003	31,180	8,641	—	8,641	27.71%	—	0.00%	81	—	81	0.26%
	Q1: 2004	1,355,451	16,816	—	16,816	1.24%	—	0.00%	—	—	—	0.00%
	Q2: 2004	1,365,536	16,816	—	16,816	1.23%	—	0.00%	—	—	—	0.00%
	Q3: 2004	22,285,400	35,571	1,655,482	1,691,053	7.59%	389,611	1.75%	1,351	1,351	—	0.02%
	Q4: 2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	5,135	4,959	176	0.08%
	2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	6,486	6,310	176	0.02%
	Q1: 2005	30,996,417	97,127	1,610,628	1,707,755	5.51%	288,581	0.93%	45,808	45,493	315	0.59%
	Q2: 2005	31,293,511	95,351	1,588,200	1,683,551	5.38%	254,503	0.81%	19,622	18,161	1,461	0.25%
	Q3: 2005	39,368,505	146,671	1,565,773	1,712,444	4.35%	267,612	0.68%	1,043	1,040	3	0.01%
	Q4: 2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	284,954	0.66%	14,365	14,397	(32)	0.13%
	2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	284,954	0.66%	80,838	79,091	1,747	0.19%

Commercial Real Estate Loans	Q4: 2003	$31,180	$8,641	$—	$8,641	27.71%	$—	0.00%	$50	$—	$50	0.64%
	2003	31,180	8,641	—	8,641	27.71%	—	0.00%	81	—	81	0.26%
	Q1: 2004	31,136	8,641	—	8,641	27.75%	—	0.00%	—	—	—	<0.01%
	Q2: 2004	43,448	8,641	—	8,641	19.89%	—	0.00%	—	—	—	<0.01%
	Q3: 2004	43,410	8,641	—	8,641	19.91%	—	0.00%	—	—	—	<0.01%
	Q4: 2004	65,598	8,641	—	8,641	13.17%	—	0.00%	176	—	176	1.07%
	2004	65,598	8,641	—	8,641	13.17%	—	0.00%	176	—	176	0.27%
	Q1: 2005	67,365	8,456	—	8,456	12.55%	—	0.00%	315	—	315	1.87%
	Q2: 2005	51,778	8,141	—	8,141	15.72%	—	0.00%	—	—	—	0.00%
	Q3: 2005	66,348	8,141	—	8,141	12.27%	—	0.00%	—	—	—	0.00%
	Q4: 2005	70,091	8,141	—	8,141	11.61%	—	0.00%	—	—	—	0.00%
	2005	70,091	8,141	—	8,141	11.61%	—	0.00%	315	—	315	0.45%

Commercial Loan Credit-Enhancement Securities	Q4: 2003	$—	$—	$—	$—	0.00%	$—	0.00%	$—	$—	$—	0.00%
	2003	—	—	—	—	0.00%	—	0.00%	—	—	—	0.00%
	Q1: 2004	1,324,315	8,175	0	8,175	0.62%	0	0.00%	—	—	—	0.00%
	Q2: 2004	1,322,088	8,175	0	8,175	0.62%	0	0.00%	—	—	—	0.00%
	Q3: 2004	22,241,990	26,930	1,655,482	1,682,412	7.56%	389,611	1.75%	1,351	1,351	—	0.02%
	Q4: 2004	26,073,485	45,639	1,633,055	1,678,694	6.44%	362,956	1.39%	4,959	4,959	—	0.08%
	2004	26,073,485	45,639	1,633,055	1,678,694	6.44%	362,956	1.39%	6,310	6,310	—	0.02%
	Q1: 2005	30,929,052	88,671	1,610,628	1,699,299	5.49%	288,581	0.93%	45,493	45,493	—	0.59%
	Q2: 2005	31,241,733	87,210	1,588,200	1,675,410	5.36%	254,503	0.81%	19,622	18,161	1,461	0.25%
	Q3: 2005	39,302,157	138,530	1,565,773	1,704,303	4.34%	267,612	0.68%	1,043	1,040	3	0.01%
	Q4: 2005	42,948,520	141,806	1,603,266	1,745,072	4.06%	284,954	0.66%	14,365	14,397	(32)	0.13%
	2005	42,948,520	141,806	1,603,266	1,745,072	4.06%	284,954	0.66%	80,523	79,091	1,432	0.19%

(1)	At December 31, 2005, we credit-enhanced $43 billion of commercial loans through our investments in commercial loan credit-enhancement securities. This includes $17 billion of commercial real estate loans credit enhanced through our interests in a CMBS re-REMIC, and $ 26 billion of commercial real estate loans credit enhanced through the ownership of first-loss CMBS securities.

(2)	The credit reserve on commercial real estate loans owned is only available to absorb losses on the commercial real estate loan portfolio. The internally-designated credit reserves on commercial loans credit enhanced and the external credit enhancement on commercial loans credit enhanced are only available to absorb losses on the commercial loan credit-enhancement portfolio.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 17 — Commercial Credit	A-22

Table 18: Commercial Credit-Enhancement Securities — Underlying Collateral Characteristics (all $ in thousands)

	Dec. 2005	Sep. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Sep. 2004	Jun. 2004	Mar. 2004
Underlying Commercial Real Estate Loans	$25,881,564	$20,906,898	$12,492,337	$11,498,141	$5,859,585	$1,319,931	$1,322,088	$1,324,315
Number of credit-enhanced loans	1,857	1,428	801	717	392	93	93	93
Average loan size	$13,937	$14,640	$15,595	$16,036	$14,948	$14,193	$14,216	$14,240

State Distribution
CA	16%	17%	17%	17%	18%	18%	18%	18%
NY	14%	14%	15%	14%	10%	0%	0%	0%
TX	8%	8%	10%	9%	8%	6%	6%	6%
VA	5%	4%	1%	1%	2%	6%	6%	6%
FL	7%	3%	2%	2%	2%	5%	5%	5%
Other	50%	54%	55%	57%	60%	65%	65%	65%

Property Type Distribution
Office	37%	40%	45%	44%	42%	28%	28%	27%
Retail	31%	32%	34%	33%	31%	41%	41%	41%
Multi-Family	13%	11%	9%	10%	12%	11%	11%	11%
Hotel	7%	6%	6%	8%	6%	4%	4%	4%
Self-Storage	4%	3%	2%	2%	2%	3%	3%	3%
Industrial	2%	3%	2%	1%	2%	4%	4%	4%
Other	6%	5%	2%	3%	4%	10%	10%	10%

Weighted Average Current LTV	68%	69%	67%	68%	67%	68%	68%	68%

Weighted Average Debt Service Coverage Ratio	1.66	1.67	1.73	1.71	1.79	1.89	1.89	1.89
The information presented above represents collateral information on our non-rated commercial CES portfolio, and excludes loans underlying a non-rated CES investment in a re-REMIC interest.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 18 — Commercial CES	A-23

Table 19: Securities Portfolio — Characteristics (all $ in thousands)

		RATING
	Total	AAA	AA	A	BBB	BB	B	Unrated

Commercial Real Estate	$322,366	$10,704	$1,936	$20,326	$129,316	$130,315	$29,769	$—

Residential Prime	690,329	29,476	240,275	194,202	226,376	—	—	—

Residential Subprime	442,114	5,000	86,225	291,915	58,974	—	—	—

Residential Second Lien	107,550	—	48,720	53,767	5,063	—	—	—

Manufactured Housing	—	—	—	—	—	—	—	—

REIT Corporate Debt	31,569	—	—	—	23,582	7,987	—	—

Real Estate CDOs	154,653	37,040	24,716	36,576	43,748	11,176	—	1,397

Total Securities Portfolio	$1,748,581	$82,220	$401,872	$596,786	$487,059	$149,478	$29,769	$1,397

Includes a portion of Redwood’s permanent investment portfolio, plus securities consolidated from Acacia CDO securitization entities sponsored by Redwood, plus securities held by Redwood temporarily prior to sale to Acacia. Does not include securities purchased for Acacia or Redwood’s permanent investment portfolio from securitization entities sponsored by Redwood, as those securities are eliminated in the GAAP consolidation of the underlying entities. Does not include residential or commercial credit-enhancement securities.

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 19 — Securities Portfolio	A-24

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
Sequoia 1 A1	AAA	07/29/97	$334,347	1m LIBOR	2028	Called	$0	NM
Sequoia 1 A2	AAA	07/29/97	200,000	Fed Funds	2028	Called	—	NM
Sequoia 2 A1	AAA	11/06/97	592,560	1y Treasury	2029	Called	—	NM
Sequoia 2 A2	AAA	11/06/97	156,600	1m LIBOR	2029	Called	—	NM
Sequoia 3 A1	AAA	06/26/98	225,459	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A2	AAA	06/26/98	95,000	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A3	AAA	06/26/98	164,200	Fixed to 12/02	2028	Retired	—	NM
Sequoia 3 A4	AAA	06/26/98	121,923	1m LIBOR	2028	Called	—	NM
Sequoia 3 M1	AA/AAA	06/26/98	16,127	1m LIBOR	2028	Called	—	NM
Sequoia 3 M2	A/AA	06/26/98	7,741	1m LIBOR	2028	Called	—	NM
Sequoia 3 M3	BBB/A	06/26/98	4,838	1m LIBOR	2028	Called	—	NM
Sequoia 1A A1	AAA	05/04/99	157,266	1m LIBOR	2028	Called	—	NM
Sequoia 4 A	AAA	03/21/00	377,119	1m LIBOR	2024	2007	106,901	4.73%
Sequoia 5 A	AAA	10/29/01	496,667	1m LIBOR	2026	2009	167,466	4.72%
Sequoia 5 B1	AA	10/29/01	5,918	1m LIBOR	2026	2009	4,354	5.17%
Sequoia 5 B2	A	10/29/01	5,146	1m LIBOR	2026	2009	3,786	5.17%
Sequoia 5 B3	BBB	10/29/01	2,316	1m LIBOR	2026	2009	1,704	5.17%
Sequoia 6A	AAA	04/26/02	496,378	1m LIBOR	2027	2009	188,979	4.69%
Sequoia 6B1	AA	04/26/02	5,915	1m LIBOR	2027	2009	4,905	5.07%
Sequoia 6B2	A	11/17/05	2,315	1m LIBOR	2027	2009	4,264	5.07%
Sequoia 6B3	BBB	11/17/05	1,534	1m LIBOR	2027	2009	1,920	5.07%
Sequoia 7A	AAA	05/29/02	554,686	1m LIBOR	2032	2008	172,194	4.71%
Sequoia 7B1	AA	05/29/02	8,080	1m LIBOR	2032	2008	5,421	5.12%
Sequoia 7B2	A	11/17/05	5,771	1m LIBOR	2032	2008	3,872	5.41%
Sequoia 7B3	BBB	11/17/05	3,463	1m LIBOR	2032	2008	2,324	5.41%
Sequoia 8 1A-1	AAA	07/30/02	50,000	1m LIBOR	2032	Retired	—	NM
Sequoia 8 1A-2	AAA	07/30/02	61,468	Fixed to 12/04	2032	2008	5,177	5.64%
Sequoia 8 2A	AAA	07/30/02	463,097	1m LIBOR	2032	2008	171,577	4.67%
Sequoia 8 3A	AAA	07/30/02	49,973	6m LIBOR	2032	2008	9,616	5.13%
Sequoia 8 B1	AA	07/30/02	9,069	1m LIBOR	2032	2008	6,164	5.05%
Sequoia 8 B2	A	11/17/05	5,505	1m LIBOR	2032	2008	3,742	5.30%
Sequoia 8 B3	BBB	11/17/05	3,886	1m LIBOR	2032	2008	2,641	5.30%
Sequoia 9 1A	AAA	08/28/02	381,689	1m LIBOR	2032	2011	146,640	4.72%
Sequoia 9 2A	AAA	08/28/02	168,875	1m LIBOR	2032	2011	36,188	5.16%
Sequoia 9 B1	AA	08/28/02	7,702	1m LIBOR	2032	2011	5,698	5.12%
Sequoia 10 1A	AAA	09/26/02	822,375	1m LIBOR	2027	2011	349,768	4.77%
Sequoia 10 2A-1	AAA	09/26/02	190,000	1m LIBOR	2027	2011	78,069	4.75%
Sequoia 10 2A-2	AAA	09/26/02	3,500	1m LIBOR	2027	2011	3,020	5.05%
Sequoia 10 B1	AA	09/26/02	12,600	1m LIBOR	2027	2011	11,442	5.17%
Sequoia 10 B2	A	09/26/02	8,400	1m LIBOR	2027	2011	7,628	5.17%
Sequoia 10 B3	BBB	09/26/02	4,725	1m LIBOR	2027	2011	4,291	5.77%
Sequoia 11 A	AAA	10/30/02	695,210	1m LIBOR	2032	2011	256,839	4.82%
Sequoia 11 B1	AA	10/30/02	9,726	1m LIBOR	2032	2011	8,295	5.34%
Sequoia 12 A	AAA	12/19/02	1,080,076	1m LIBOR	2033	2009	411,300	4.82%
Sequoia 12 B1	AA	12/19/02	16,815	1m LIBOR	2033	2009	15,141	5.22%
Sequoia 2003-1 A1	AAA	02/27/03	798,206	1m LIBOR	2033	2009	331,642	4.75%
Sequoia 2003-1 A2	AAA	02/27/03	190,000	6m LIBOR	2033	2009	73,812	4.44%
Sequoia 2003-1 B1	AA	02/27/03	15,905	1m LIBOR	2033	2009	15,060	5.25%
Sequoia 2003-1 B2	A	02/27/03	8,210	Pass Through	2033	2009	7,774	4.99%
Sequoia 2003-2 A1	AAA	04/29/03	500,000	1m LIBOR	2022	2009	214,035	4.70%
Sequoia 2003-2 A2	AAA	04/29/03	303,600	6m LIBOR	2022	2009	122,311	4.70%
Sequoia 2003-2 M1	AA	04/29/03	11,480	1m LIBOR	2016	2009	11,480	5.02%
Sequoia 2003-3 A1	AAA	06/26/03	379,455	1m LIBOR	2023	2009	156,941	4.70%
Sequoia 2003-3 A2	AAA	06/26/03	149,922	6m LIBOR	2023	2009	51,268	5.02%
Sequoia 2003-3 B1	AA	06/26/03	9,075	1m LIBOR	2025	2009	8,374	5.02%
MLCC 2003-C A1	AAA	06/26/03	773,795	1m LIBOR	2023	2012	319,471	4.71%
MLCC 2003-C A2	AAA	06/26/03	200,002	6m LIBOR	2023	2012	86,437	5.06%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 20 — Sequoia Loans	A-25

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
MLCC 2003-C B1	AA	06/26/03	10,553	1m LIBOR	2025	2012	9,836	5.03%
MLCC 2003-D A	AAA	07/29/03	992,833	1m LIBOR	2028	2012	453,279	4.69%
MLCC 2003-D B1	AA	07/29/03	10,758	1m LIBOR	2028	2012	10,508	5.01%
Sequoia 2003-4 1A1	AAA	07/29/03	148,641	1m LIBOR	2033	2009	73,356	4.68%
Sequoia 2003-4 1A2	AAA	07/29/03	150,000	6m LIBOR	2033	2009	72,566	4.18%
Sequoia 2003-4 1B1	AA	07/29/03	3,864	1m LIBOR	2033	2009	3,864	5.02%
Sequoia 2003-4 2A1	AAA	07/29/03	189,415	1m LIBOR	2033	2011	123,054	4.72%
Sequoia 2003-4 2M1	AA	07/29/03	9,986	1m LIBOR	2033	2011	9,986	4.84%
Sequoia 2003-4 2B1	AA	07/29/03	2,367	1m LIBOR	2033	2011	2,367	5.02%
Sequoia 2003-5 A1	AAA	08/27/03	675,596	1m LIBOR	2033	2009	265,433	4.68%
Sequoia 2003-5 A2	AAA	08/27/03	149,609	6m LIBOR	2033	2009	61,049	4.37%
Sequoia 2003-5 B1	AA	08/27/03	15,043	1m LIBOR	2033	2009	14,157	4.97%
Sequoia 2003-6 A1	AAA	10/29/03	458,238	1m LIBOR	2033	2009	171,673	4.68%
Sequoia 2003-6 A2	AAA	10/29/03	180,474	6m LIBOR	2033	2009	71,398	4.69%
Sequoia 2003-6 B1	AA	10/29/03	11,287	1m LIBOR	2033	2009	10,140	4.95%
Sequoia 2003-7 A1	AAA	11/25/03	290,000	1m LIBOR	2034	2009	116,740	4.69%
Sequoia 2003-7 A2	AAA	11/25/03	505,100	6m LIBOR	2034	2009	195,926	4.93%
Sequoia 2003-7 B1	AA	11/25/03	16,607	1m LIBOR	2034	2009	15,502	4.92%
Sequoia 2003-8 A1	AAA	12/23/03	791,768	1m LIBOR	2034	2009	362,045	4.69%
Sequoia 2003-8 A2	AAA	12/23/03	150,000	6m LIBOR	2034	2009	71,107	4.99%
Sequoia 2003-8 B1	AA	12/23/03	14,166	1m LIBOR	2034	2009	14,166	4.96%
Sequoia 2003-8 B2	A	12/23/03	8,304	1m LIBOR	2034	2009	8,304	5.62%
MLCC 2003-E A1	AAA	08/28/03	823,305	1m LIBOR	2028	2012	386,900	4.69%
MLCC 2003-E A2	AAA	08/28/03	150,000	6m LIBOR	2028	2012	60,800	4.38%
MLCC 2003-E B1	AA	08/28/03	10,547	1m LIBOR	2028	2012	10,547	4.98%
MLCC 2003-F A1	AAA	09/25/03	839,000	1m LIBOR	2028	2012	389,317	4.70%
MLCC 2003-F A2	AAA	09/25/03	270,000	6m LIBOR	2028	2012	124,462	4.43%
MLCC 2003-F A3	AAA	09/25/03	175,000	Pass Through	2028	2012	87,984	5.59%
MLCC 2003-F B1	AA	09/25/03	13,913	1m LIBOR	2028	2012	13,913	4.98%
MLCC 2003-H A1	AAA	12/22/03	365,708	1m LIBOR	2029	2012	179,301	4.70%
MLCC 2003-H A2	AAA	12/22/03	240,000	6m LIBOR	2029	2012	124,538	5.05%
MLCC 2003-H A3A	AAA	12/22/03	119,613	Pass Through	2029	2012	54,735	5.65%
MLCC 2003-H B1	AA	12/22/03	7,875	1m LIBOR	2029	2012	7,875	4.93%
MLCC 2003-H B2	A	12/22/03	6,000	1m LIBOR	2029	2012	6,000	5.63%
Sequoia 2004-1 A1	AAA	01/28/04	601,250	6m LIBOR	2034	2010	265,325	4.18%
Sequoia 2004-1 B1	AA	01/28/04	9,375	1m LIBOR	2034	2010	9,046	4.92%
Sequoia 2004-1 B2	A	01/28/04	5,937	1m LIBOR	2034	2010	5,729	5.42%
Sequoia 2004-2 A1	AAA	02/25/04	671,998	6m LIBOR	2034	2010	300,641	4.31%
Sequoia 2004-2 B1	AA	02/25/04	11,550	1m LIBOR	2034	2010	11,211	4.87%
Sequoia 2004-2 B2	A	02/25/04	7,000	1m LIBOR	2034	2010	6,795	5.35%
Sequoia 2004-3 A1	AAA	03/30/04	894,673	6m LIBOR	2034	2010	386,943	4.27%
Sequoia 2004-3 M1	AA	03/30/04	13,800	1m LIBOR	2034	2010	13,800	4.87%
Sequoia 2004-3 M2	A	03/30/04	9,200	1m LIBOR	2034	2010	9,200	5.27%
Sequoia 2004-4 A1	AAA	04/29/04	785,971	6m LIBOR	2010	2010	338,127	4.62%
Sequoia 2004-4 B1	AA	04/29/04	14,612	1m LIBOR	2010	2010	14,116	4.87%
Sequoia 2004-4 B2	A	04/29/04	8,350	1m LIBOR	2010	2010	8,067	5.27%
Sequoia 2004-5 A1	AAA	05/27/04	547,657	Pass Through	2012	2012	238,948	5.49%
Sequoia 2004-5 A2	AAA	05/27/04	185,613	1m LIBOR	2012	2012	88,563	4.63%
Sequoia 2004-5 A3	AAA	05/27/04	74,897	6m LIBOR	2012	2012	35,736	4.86%
Sequoia 2004-5 B1	AA	05/27/04	14,874	1m LIBOR	2012	2012	14,874	4.85%
Sequoia 2004-5 B2	A	05/27/04	8,499	1m LIBOR	2012	2012	8,499	5.25%
Sequoia 2004-6 A1	AAA	06/29/04	500,000	Pass Through	2012	2012	233,620	5.25%
Sequoia 2004-6 A2	AAA	06/29/04	185,687	1m LIBOR	2012	2012	102,372	4.65%
Sequoia 2004-6 A3a	AAA	06/29/04	196,500	6m LIBOR	2012	2012	91,899	4.96%
Sequoia 2004-6 A3b	AAA	06/29/04	3,500	6m LIBOR	2012	2012	1,637	5.11%
Sequoia 2004-6 B1	AA	06/29/04	15,725	1m LIBOR	2012	2012	15,725	4.87%
Sequoia 2004-6 B2	A	06/29/04	9,250	1m LIBOR	2012	2012	9,250	5.25%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 20 — Sequoia Loans	A-26

Table 20: ABS Issued Characteristics — Residential Mortgage Loans (Sequoia) (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Sequoia	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
ABS Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
SEMHT 2004-01 A	AAA	06/29/04	317,044	1m LIBOR	2014	2012	173,617	4.60%
Sequoia 2004-7 A1	AAA	07/29/04	498,828	Pass Through	2034	2012	128,569	4.88%
Sequoia 2004-7 A2	AAA	07/29/04	252,102	1m LIBOR	2034	2012	140,729	4.68%
Sequoia 2004-7 A3a	AAA	07/29/04	247,874	6m LIBOR	2034	2012	129,281	4.18%
Sequoia 2004-7 A3b	AAA	07/29/04	3,956	6m LIBOR	2034	2012	2,063	4.40%
Sequoia 2004-7 B1	AA	07/29/04	18,900	1m LIBOR	2034	2012	18,900	4.92%
Sequoia 2004-7 B2	A	07/29/04	11,025	1m LIBOR	2034	2012	11,025	5.31%
Sequoia 2004-8 A1	AAA	08/27/04	365,049	1m LIBOR	2034	2012	197,044	4.72%
Sequoia 2004-8 A2	AAA	08/27/04	418,050	6m LIBOR	2034	2012	206,634	4.41%
Sequoia 2004-8 B1	AA	08/27/04	16,400	1m LIBOR	2034	2012	16,400	4.89%
Sequoia 2004-8 B2	A	08/27/04	8,200	1m LIBOR	2034	2012	8,200	5.27%
Sequoia 2004-9 A1	AAA	09/29/04	453,364	1m LIBOR	2034	2012	265,535	4.71%
Sequoia 2004-9 A2	AAA	09/29/04	296,310	6m LIBOR	2034	2012	163,664	4.38%
Sequoia 2004-9 B1	AA	09/29/04	14,915	1m LIBOR	2034	2012	14,915	4.88%
Sequoia 2004-9 B2	A	09/29/04	8,242	1m LIBOR	2034	2012	8,242	5.25%
Sequoia 2004-10 A-1A	AAA	10/28/04	110,000	1m LIBOR	2034	2012	67,492	4.68%
Sequoia 2004-10 A-1B	AAA	10/28/04	12,225	1m LIBOR	2034	2012	7,501	4.74%
Sequoia 2004-10 A-2	AAA	10/28/04	203,441	1m LIBOR	2034	2012	124,825	4.69%
Sequoia 2004-10 A-3A	AAA	10/28/04	180,000	6m LIBOR	2034	2012	96,263	4.69%
Sequoia 2004-10 A-3B	AAA	10/28/04	20,000	6m LIBOR	2034	2012	10,696	4.75%
Sequoia 2004-10 A-4	AAA	10/28/04	126,799	6m LIBOR	2034	2012	67,811	4.70%
Sequoia 2004-10 B-1	AA	10/28/04	14,042	1m LIBOR	2034	2012	14,042	4.87%
Sequoia 2004-10 B-2	A	10/28/04	6,849	1m LIBOR	2034	2012	6,849	5.22%
Sequoia 2004-11 A1	AAA	11/23/04	433,985	1m LIBOR	2034	2013	255,694	4.67%
Sequoia 2004-11 A2	AAA	11/23/04	86,036	6m LIBOR	2034	2013	50,775	4.90%
Sequoia 2004-11 A3	AAA	11/23/04	170,694	1m LIBOR	2034	2013	129,893	4.67%
Sequoia 2004-11 B1	AA	11/23/04	8,947	1m LIBOR	2034	2013	8,947	4.87%
Sequoia 2004-11 B2	A	11/23/04	6,084	1m LIBOR	2034	2013	6,084	5.22%
Sequoia 2004-12 A1	AAA	12/22/04	380,510	1m LIBOR	2035	2013	235,661	4.64%
Sequoia 2004-12 A2	AAA	12/22/04	208,392	6m LIBOR	2035	2013	125,976	4.96%
Sequoia 2004-12 A3	AAA	12/22/04	218,331	6m LIBOR	2035	2013	110,890	4.99%
Sequoia 2004-12 B1	AA	12/22/04	8,588	1m LIBOR	2035	2013	8,588	4.87%
Sequoia 2004-12 B2	A	12/22/04	6,134	1m LIBOR	2035	2013	6,134	5.22%
Sequoia 2005-1 A1	AAA	01/27/05	298,055	1m LIBOR	2035	2013	191,031	4.60%
Sequoia 2005-1 A2	AAA	01/27/05	100,000	6m LIBOR	2035	2013	69,108	4.10%
Sequoia 2005-1 B1	AA	01/27/05	7,067	1m LIBOR	2035	2013	7,067	4.79%
Sequoia 2005-1 B2	A	01/27/05	3,949	1m LIBOR	2035	2013	3,949	5.07%
Sequoia 2005-2 A1	AAA	02/24/05	202,462	1m LIBOR	2035	2013	120,853	4.59%
Sequoia 2005-2 A2	AAA	02/24/05	126,737	6m LIBOR	2035	2013	73,396	4.29%
Sequoia 2005-2 B1	AA	02/24/05	6,016	1m LIBOR	2035	2013	6,016	4.76%
Sequoia 2005-2 B2	A	02/24/05	3,266	1m LIBOR	2035	2013	3,266	5.04%
Sequoia 2005-3 A1	AAA	04/28/05	349,687	1m LIBOR	2035	2013	249,536	4.57%
Sequoia 2005-3 B1	AA	04/28/05	6,208	1m LIBOR	2035	2013	6,208	4.74%
Sequoia 2005-3 B2	A	04/28/05	3,287	1m LIBOR	2035	2013	3,287	5.01%
Madrona 2005-A	BBB	08/25/05	5,400	1m LIBOR	2008	2008	5,400	6.14%
SEMT 2005-4 1-A1	AAA	09/29/05	133,459,000	1m LIBOR	2035	2013	118,703	4.59%
SEMT 2005-4 1-A2	AAA	09/29/05	14,829,000	1m LIBOR	2035	2013	13,190	4.74%
SEMT 2005-4 1-B1	AA	09/29/05	2,093,000	1m LIBOR	2035	2013	2,093	4.82%
SEMT 2005-4 1-B2	AA	09/29/05	1,395,000	1m LIBOR	2035	2013	1,395	5.00%
SEMT 2005-4 2-A1	AAA	09/29/05	160,096,000	Pass Through	2035	2013	148,698	4.08%
SEMT 2005-4 2-A2	AAA	09/29/05	10,268,000	Pass Through	2035	2013	9,537	4.08%
SEMT 2005-4 2-B1	AA	09/29/05	1,740,000	Pass Through	2035	2013	1,740	4.08%
SEMT 2005-4 2-B2	A	09/29/05	696,000	Pass Through	2035	2013	696	4.08%

Total Sequoia ABS Issuance			$354,826,647				$13,246,990	4.70%

(1)	Does not include Sequoia ABS acquired by Redwood or Acacia

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 20 — Sequoia Loans	A-27

Table 21: ABS Issued Characteristics — IO’s from Residential Real Estate Loans
(Sequoia Interest-Only Certificates Issued) (all $ in thousands)

							Adjusted Issue	Interest
			Original			Estimated	Amount At	Rate At
Sequoia ABS	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
IO’s Issued (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
MLCC 2003-C X-A-2	AAA	06/26/03	$12,662	Fixed	2007	2011	$1,584	4.50%
MLCC 2003-D X-A-1	AAA	07/29/03	22,371	Fixed	2007	2012	3,489	4.50%
MLCC 2003-E X-A-1	AAA	08/28/03	16,550	Fixed	2007	2012	3,683	4.25%
MLCC 2003-F X-A-1	AAA	09/25/03	18,666	Fixed	2007	2012	4,190	4.50%
Sequoia 2003-6 X-1	AAA	10/29/03	8,220	Fixed	2007	2009	1,742	4.50%
SMFC 2003A AX1	AAA	10/31/03	70,568	Fixed	2007	2007	12,140	4.50%
Sequoia 2003-7 X-1	AAA	11/25/03	10,345	Fixed	2007	2012	2,354	4.25%
Sequoia 2003-8 X-1	AAA	12/23/03	12,256	Fixed	2007	2009	3,033	4.50%
Sequoia 2004-1 X-1	AAA	01/28/04	7,801	Fixed	2007	2009	2,092	4.00%
Sequoia 2004-2 X-1	AAA	02/25/04	8,776	Fixed	2007	2009	2,512	3.75%
SMFC 2004A AX1	AAA	02/26/04	10,626	Fixed	2007	2007	3,587	3.75%
MLCC 2003-H X-A-1	AAA	12/22/03	10,430	Fixed	2007	2012	3,002	4.25%
Sequoia 2004-4 X-1	AAA	05/28/04	9,789	Fixed	2010	2009	3,405	4.25%
Sequoia 2004-5 X-1	AAA	05/27/04	3,371	Fixed	2012	2012	1,191	4.15%
Sequoia 2004-6 X-A	AAA	06/29/04	10,884	Through	2012	2012	6,803	N/A
Sequoia 2004-7 X-A	AAA	07/29/04	12,145	Through	2034	2012	7,598	N/A
Sequoia 2004-8 X-A	AAA	08/27/04	18,270	Through	2034	2012	11,927	N/A
Sequoia 2004-9 X-A	AAA	09/29/04	16,951	Through	2034	2012	11,267	N/A
Sequoia 2004-10 X-A	AAA	10/28/04	14,735	Through	2034	2012	10,024	N/A
Sequoia 2004-11 X-A-1	AAA	11/23/04	12,603	Through	2034	2013	8,866	N/A
Sequoia 2004-11 X-A-2	AAA	11/23/04	4,697	Through	2034	2013	3,360	N/A
Sequoia 2004-12 X-A-1	AAA	12/22/04	14,453	Through	2035	2013	10,432	N/A
Sequoia 2004-12 X-A-2	AAA	12/22/04	4,619	Through	2035	2013	5,081	N/A
Sequoia 2005-1 X-A	AAA	01/27/05	9,669	Through	2035	2013	7,206	N/A
Sequoia 2005-2 X-A	AAA	02/24/05	7,484	Through	2035	2013	5,633	N/A
Sequoia 2005-3 X-A	AAA	04/28/05	8,183	Through	2035	2013	6,587	N/A

Total Sequoia Issuance			$357,124				$142,788	4.31%

(1)	Does not include Sequoia IO’s acquired by Redwood or Acacia

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 21 — Residential IOs	A-28

Table 22: ABS Characteristics — Commercial Real Estate Loans (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
Commercial	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
ABS Issued	Rating	Date	Amount	Index	Maturity	Date	2005	2005
Commercial 1	NR	03/30/01	$9,010	1m LIBOR	2002	Paid Off	$—	N/A
Commercial 2	NR	03/30/01	8,320	1m LIBOR	2003	Paid Off	—	N/A
Commercial 3	NR	03/01/02	8,318	1m LIBOR	2003	Paid Off	—	N/A
Commercial 4	NR	08/18/03	5,595	6m LIBOR	2009	Paid Off	—	N/A
Commercial 5	NR	12/10/04	4,030	6m LIBOR	2005	Paid Off	—	N/A
Commercial 6	NR	02/07/05	4,250	Fixed	2009	NC	4,250	12.00%

Commercial			$39,523				$4,250	12.00%

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 22 — Commercial ABS	A-29

Table 23: CDO ABS Issued Characteristics
Acacia (all $ in thousands)

							Principal	Interest
			Original			Estimated	Outstanding At	Rate At
	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
CDO Issuance (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
Acacia CDO 1 A	AAA	12/10/02	$224,250	3m LIBOR	2018	2010	$—	4.34%
Acacia CDO 1 B	AA	12/10/02	45,000	3m LIBOR	2037	2010	—	5.06%
Acacia CDO 1 C	BBB	12/10/02	15,750	3m LIBOR	2037	2010	—	6.46%
Acacia CDO 2 A	AAA	05/13/03	222,000	3m LIBOR	2023	2011	182,697	4.44%
Acacia CDO 2 B	AA	05/13/03	45,375	3m LIBOR	2038	2011	45,375	5.09%
Acacia CDO 2 C	BBB	05/13/03	16,500	3m LIBOR	2038	2011	16,500	7.04%
Acacia CDO 3 A	AAA	11/04/03	222,000	3m LIBOR	2038	2011	206,830	4.34%
Acacia CDO 3 B	AA	11/04/03	45,750	3m LIBOR	2038	2011	45,750	4.96%
Acacia CDO 3 C	BBB	11/04/03	16,500	3m LIBOR	2038	2011	16,500	7.16%
Acacia CDO 4 A	AAA	04/08/04	229,400	3m LIBOR	2039	2012	228,990	3.94%
Acacia CDO 4 B1	AA	04/08/04	45,300	3m LIBOR	2039	2012	45,300	4.41%
Acacia CDO 4 B2	AA	04/08/04	2,000	Fixed	2039	2012	2,000	4.81%
Acacia CDO 4 C1	BBB	04/08/04	13,700	3m LIBOR	2039	2012	13,700	6.41%
Acacia CDO 4 C2	BBB	04/08/04	3,000	Fixed	2039	2012	3,000	6.81%
Acacia CDO 5 A	AAA	07/14/04	222,500	3m LIBOR	2039	2012	222,328	4.13%
Acacia CDO 5 B	AA	07/14/04	42,250	3m LIBOR	2039	2012	42,250	4.60%
Acacia CDO 5 C	A	07/14/04	9,000	3m LIBOR	2039	2012	9,000	5.20%
Acacia CDO 5 D	A	07/14/04	3,000	3m LIBOR	2039	2012	3,000	5.75%
Acacia CDO 5 E	BBB	07/14/04	5,375	3m LIBOR	2039	2012	5,375	6.55%
Acacia CDO 6 A1	AAA	11/09/04	222,000	3m LIBOR	2040	2012	221,583	4.14%
Acacia CDO 6 A2	AAA	11/09/04	15,000	3m LIBOR	2040	2012	15,000	4.43%
Acacia CDO 6 B	AA	11/09/04	27,000	3m LIBOR	2040	2012	27,000	4.58%
Acacia CDO 6 C	A	11/09/04	6,500	3m LIBOR	2040	2012	6,500	5.13%
Acacia CDO 6 D	A	11/09/04	3,000	3m LIBOR	2040	2012	3,000	5.78%
Acacia CDO 6 E1	BBB	11/09/04	1,500	3m LIBOR	2040	2012	1,500	6.58%
Acacia CDO 6 E2	BBB	11/09/04	7,000	Fixed	2040	2012	7,000	6.95%
Acacia CDO 7 A	AAA	03/10/05	231,700	3m LIBOR	2045	2013	231,691	3.85%
Acacia CDO 7 B	AA	03/10/05	28,100	3m LIBOR	2045	2013	28,100	4.14%
Acacia CDO 7 C	A	03/10/05	6,000	3m LIBOR	2045	2013	6,000	4.74%
Acacia CDO 7 D	BBB	03/10/05	16,200	3m LIBOR	2045	2013	16,200	6.16%
Acacia CDO 8 A1	AAA	07/14/05	175,000	3m LIBOR	2045	2013	174,921	3.84%
Acacia CDO 8 A2	AAA	07/14/05	15,000	3m LIBOR	2045	2013	15,000	3.99%
Acacia CDO 8 B	AA	07/14/05	22,000	3m LIBOR	2045	2013	22,000	4.11%
Acacia CDO 8 C	A	07/14/05	20,000	3m LIBOR	2045	2013	20,000	4.76%
Acacia CDO 8 D	A-	07/14/05	10,000	3m LIBOR	2045	2013	10,000	5.21%
Acacia CDO 8 E	BBB	07/14/05	10,000	3m LIBOR	2045	2013	10,000	6.41%
Acacia CRE1 Class A	AAA	12/14/05	159,000	3m LIBOR	2045	2013	159,000	4.85%
Acacia CRE1 Class B	AA	12/14/05	39,000	3m LIBOR	2045	2013	39,000	4.98%
Acacia CRE1 Class C	A	12/14/05	21,000	3m LIBOR	2045	2013	21,000	5.53%
Acacia CRE1 Class D	A	12/14/05	18,000	3m LIBOR	2045	2013	18,000	5.83%
Acacia CRE1 Class E	BBB	12/14/05	11,250	3m LIBOR	2045	2013	11,250	6.53%
Acacia CRE1 Class F	BBB	12/14/05	13,500	3m LIBOR	2045	2013	13,500	7.13%

Total CDO Issuance			$2,506,400				$2,165,840	4.42%

(1)	Does not include ABS acquired by Redwood or Acacia

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 23 — CDO ABS	A-30

Table 24: ABS Resecuritization Characteristics
Other Resecuritizations — (SMFC) (all $ in thousands)

							Principal	Interest
Other			Original			Estimated	Outstanding At	Rate At
Resecuritization	Debt	Issue	Issue		Stated	Callable	December 31,	December 31,
Issuance (1)	Rating	Date	Amount	Index	Maturity	Date	2005	2005
SMFC 2002A A1	AAA	04/30/02	$64,761	1m LIBOR	2030	2005	$0	N/A
SMFC 2002A A2	AAA	04/30/02	15,861	1m LIBOR	2029	2005	—	N/A
SMFC 2002B I A1	AA	12/19/02	16,855	Fixed	2031	2005	524	5.43%
SMFC 2002B I A2	A	12/19/02	18,274	Fixed	2031	2005	568	5.68%
SMFC 2002B I A3	BBB	12/19/02	17,221	Fixed	2031	2005	536	6.38%
SMFC 2002B I A4	BB	12/19/02	25,133	Fixed	2031	2005	782	6.75%
SMFC 2002B II A1	AA	12/19/02	15,517	Fixed	2039	2005	636	4.82%
SMFC 2002B II A2	A	12/19/02	18,345	Fixed	2039	2005	751	4.92%
SMFC 2002B II A3	BBB	12/19/02	14,989	Fixed	2039	2005	614	5.35%
SMFC 2002B II A4	BB	12/19/02	8,347	Fixed	2039	2005	342	6.00%

Total Resecuritizations			$215,303				$4,753	5.65%

(1)	Does not include ABS acquired by Redwood or Acacia

The Redwood Review — 4th Quarter 2005	APPENDIX — Table 24 — SMFC ABS	A-31